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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-177140

Subject to Completion,
Preliminary Prospectus Supplement dated January 15, 2013

PROSPECTUS SUPPLEMENT

$

$            % Senior Notes due 2016
$            % Senior Notes due 2018
$            % Senior Notes due 2023
$            % Senior Notes due 2043

          We are offering $            principal amount of        % Senior Notes due 2016, which we refer to in this prospectus supplement as our "2016 notes," $            principal amount of        % Senior Notes due 2018, which we refer to in this prospectus supplement as our "2018 notes," $            principal amount of         % Senior Notes due 2023, which we refer to in this prospectus supplement as our "2023 notes" and $            principal amount of        % Senior Notes due 2043, which we refer to in this prospectus supplement as our "2043 notes." We collectively refer to all four series of notes offered hereby as our "notes."

          We will pay interest on the 2016 notes on                                    and                                     of each year, commencing on                                    , 2013. We will pay interest on the 2018 notes on                                     and                                     of each year, commencing on                                    , 2013. We will pay interest on the 2023 notes on                                    and                                     of each year, commencing on                                     , 2013. We will pay interest on the 2043 notes on                                    and                                     of each year, commencing on                                    , 2013.

          We intend to use the net proceeds from this offering to fund, in part, our pending acquisition of Ralcorp Holdings, Inc., or Ralcorp. We refer to our pending acquisition of Ralcorp as the "Acquisition."

          The notes will be subject to a special mandatory redemption in the event that the Acquisition is not consummated on or prior to August 26, 2013, or if prior to August 26, 2013, the Merger Agreement (as defined herein) is terminated, subject to certain conditions. In such an event, the notes will be redeemed at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date. See "Description of the Notes—Special Mandatory Redemption."

          We have the option to redeem some or all of the notes at any time and from time to time, as described under the heading "Description of the Notes—Optional Redemption." If a change of control triggering event occurs, we will be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See "Description of the Notes—Change of Control Offer."

          The notes will be our senior unsecured obligations and will rank equally with all our other senior unsecured debt from time to time outstanding, but will be effectively junior to our secured indebtedness and will not be the obligation of any of our subsidiaries. The notes will also be effectively subordinated to any debt of Ralcorp that remains outstanding if the Acquisition is consummated.

          The notes will not be listed on any securities exchange. There are currently no public markets for the notes.

          Investing in the notes involves risks that are described or referred to in the "Risk Factors" section beginning on page S-13 of this prospectus supplement.

	Per 2016 Note		Total	Per 2018 Note		Total	Per 2023 Note		Total	Per 2043 Note		Total
Public offering price(1)		%	$		%	$		%	$		%	$
Underwriting discount		%	$		%	$		%	$		%	$
Proceeds (before expenses) to us(1)		%	$		%	$		%	$		%	$

(1)
Plus accrued interest, if any, from January , 2013 if settlement occurs after that date.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          Delivery of the notes offered hereby in book-entry form will be made only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, societé anonyme, on or about January     , 2013.

Joint Book-Running Managers (2016 Notes)
RBS	BofA Merrill Lynch	J.P. Morgan	US Bancorp

Joint Book-Running Managers (2018 Notes)
Wells Fargo Securities	J.P. Morgan	BofA Merrill Lynch	BNP Paribas

Joint Book-Running Managers (2023 Notes)
BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities	Mitsubishi UFJ Securities

Joint Book-Running Managers (2043 Notes)
J.P. Morgan	BofA Merrill Lynch	Mitsubishi UFJ Securities	Mizuho Securities

The date of this prospectus supplement is January     , 2013

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering and the notes offered hereby. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        References in this prospectus supplement to the terms "we," "us," "ConAgra Foods," the "Company" or other similar terms mean ConAgra Foods, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We file reports, proxy statements and other information with the U.S. Securities and Exchange Commission, which we refer to as the SEC. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the Public Reference Room. You may also inspect our SEC reports and other information at our web site at http://www.conagrafoods.com. We do not intend for information contained in our web site to be part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-ii

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus and incorporated filings.

        We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the fiscal year ended May 27, 2012;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended August 26, 2012 and November 25, 2012; and

  •
  our Current Reports on Form 8-K filed on July 20, 2012, September 11, 2012, September 13, 2012, September 26, 2012, November 28, 2012, December 14, 2012, December 27, 2012, December 31, 2012, January 3, 2013 (which includes certain historical financial information of Ralcorp), January 11, 2013 and January 11, 2013.

        We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

        We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

ConAgra Foods, Inc.
One ConAgra Drive
Omaha, Nebraska 68102
Attention: Corporate Secretary
Telephone: (402) 240-4000

NOTICE TO EUROPEAN ECONOMIC AREA INVESTORS

        This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Directive (as defined herein) as implemented in member states of the European Economic Area. This prospectus supplement and the accompanying prospectus have each been prepared on the basis that all offers of the notes will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the notes. Accordingly, any person making or intending to make any offer within the European Economic Area of the notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus should only do so in circumstances in which no obligation arises for us or any underwriter to produce a prospectus for such offers. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes through any financial intermediary, other than offers made by underwriters which constitute the final placement of the notes contemplated in this prospectus supplement and the accompanying prospectus.

S-iii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, which we refer to as the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on our current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding expected synergies and benefits of the Acquisition, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the Acquisition. These forward-looking statements may be identified by the use of words such as "expect," "anticipate," "believe," "estimate," "potential," "should" or similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in or by such forward-looking statements. In addition to the risk factors described in this prospectus supplement under "Risk Factors" as well as in documents incorporated by reference into this prospectus supplement and the accompanying prospectus, important factors that could cause our actual results to differ materially from those in forward-looking statements include, among others:

  •
  the timing to consummate the Acquisition;

  •
  the ability and timing to satisfy closing conditions in connection with the Acquisition, including the approval of Ralcorp's shareholders;

  •
  our ability to realize the synergies contemplated by the Acquisition;

  •
  our ability to promptly and effectively integrate the business of Ralcorp;

  •
  the availability and prices of raw materials, including any negative effects caused by inflation or adverse weather conditions;

  •
  the effectiveness of our product pricing, including any pricing actions and promotional changes;

  •
  future economic circumstances;

  •
  industry conditions;

  •
  our ability to execute our operating and restructuring plans;

  •
  the success of our innovation, marketing, including increased marketing investments, and cost-saving initiatives;

  •
  the competitive environment and related market conditions;

  •
  our operating efficiencies;

  •
  the ultimate impact of any product recalls;

  •
  access to capital;

  •
  our success in efficiently and effectively integrating our acquisitions;

  •
  actions of governments and regulatory factors affecting our businesses, including the Patient Protection and Affordable Care Act;

  •
  the amount and timing of repurchases of our common stock, if any; and

  •
  other risks and uncertainties discussed in our reports filed with the SEC.

S-iv

        In addition, if the Acquisition is consummated, the following factors may cause our actual results to differ materially from those in forward-looking statements:

  •
  the existence of certain anti-dumping measures imposed against certain foreign imports of dry pasta;

  •
  the ability of Post Holdings, Inc., which we refer to as Post, to satisfy certain indemnification obligations to Ralcorp;

  •
  potential tax liabilities arising from the separation of the Post brand cereals business from Ralcorp in 2012;

  •
  any impairment in the carrying value of goodwill or other intangibles; and

  •
  the termination or expiration of Ralcorp's current co-manufacturing arrangements.

        The forward-looking statements in this prospectus supplement and in the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

S-v

SUMMARY

        The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we have incorporated by reference, and in the indenture as described under "Description of the Notes." Because this is a summary, it does not contain all the information that may be important to you. We urge you to read this entire prospectus supplement and the accompanying prospectus, including the consolidated financial statements of ConAgra Foods and Ralcorp, and the related notes, as well as the other documents, incorporated by reference, carefully, including the "Risk Factors" section.

 ConAgra Foods

        We are one of North America's leading food companies, with consumer brands in 97% of America's households and sold in grocery, convenience, mass merchandise, and club stores. We also have a strong business-to-business presence, supplying frozen potato and sweet potato products, as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers.

        Our Consumer Foods reporting segment includes branded, private label and customized food products, which are sold in various retail and foodservice channels, principally in North America. The products include a variety of categories (meals, entrées, condiments, sides, snacks and desserts) across frozen, refrigerated, and shelf-stable temperature classes.

        Major brands include: Alexia®, ACT II®, Banquet®, Blue Bonnet®, Chef Boyardee®, DAVID®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt's®, Marie Callender's®, Odom's Tennessee Pride ®, Orville Redenbacher's®, PAM®, Peter Pan®, Reddi-wip®, Slim Jim®, Snack Pack®, Swiss Miss®, Van Camp's® and Wesson®.

        Our Commercial Foods reporting segment includes commercially branded foods and ingredients, which are sold principally to foodservice, food manufacturing and industrial customers. The segment's primary products include: specialty potato products, milled grain ingredients, a variety of vegetable products, seasonings, blends and flavors which are sold under brands such as ConAgra Mills®, Lamb Weston® and Spicetec Flavors & Seasonings®.

The Acquisition

        On November 26, 2012, ConAgra Foods, Phoenix Acquisition Sub Inc., a wholly owned subsidiary of ConAgra Foods, and Ralcorp entered into a merger agreement, which we refer to as the "Merger Agreement," pursuant to which ConAgra Foods agreed to acquire Ralcorp. Under the terms of the Merger Agreement, Ralcorp shareholders will receive $90.00 per share in cash for each outstanding share of common stock held. The transaction is valued at approximately $6.8 billion, including the assumption of debt. The parties' obligations to complete the Acquisition are conditioned upon approval of the Merger Agreement by the holders of two-thirds of the outstanding shares of Ralcorp common stock and certain other customary closing conditions. Consummation of the Acquisition is not subject to a financing condition. On December 28, 2012, Ralcorp began mailing its definitive proxy statement to its shareholders in connection with the special meeting of shareholders called to vote on the approval of the Acquisition, which is scheduled to be held on January 29, 2013.

        Ralcorp is primarily engaged in manufacturing, distributing and marketing private-label and other regional and value-brand food products in the grocery, mass merchandise, drugstore and foodservice channels. Ralcorp's products include: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products, including pancakes, waffles and French toast; frozen biscuits and other frozen pre-baked products such as breads and rolls; frozen and refrigerated doughs; and dry pasta. Over 90% of Ralcorp's products are sold to customers within the United States.

        The Acquisition is expected to create one of the largest packaged food companies in North America, with sales of approximately $18 billion annually and more than 36,000 employees. We believe the Acquisition will also position ConAgra Foods as the largest private label packaged food business in North America, with combined private label sales of approximately $4.5 billion.

        We intend to finance the Acquisition, including the payment of related fees and expenses, as well as the repayment of up to approximately $1,135.9 million aggregate principal amount of Ralcorp's debt securities and any amounts outstanding under Ralcorp's revolving credit facility, with cash on hand, borrowings under our existing credit facility, new long-term debt, the net proceeds from our recent common stock offering and the net proceeds from this offering. We have entered into a new $4.5 billion senior unsecured bridge facility and a new $1.5 billion senior unsecured term facility, in each case with Bank of America, N.A., JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other financial institutions party thereto. We intend to issue the notes in this offering in lieu of borrowing under the bridge facility. See "Description of Other Indebtedness" for a discussion of the bridge facility, the term loan and our plans with respect to the repayment of certain of Ralcorp's debt.

Common Stock Offering

        On January 11, 2013, we sold, by means of a separate prospectus supplement, 9,243,698 shares of our common stock, $5.00 par value per share, in an offering registered under the Securities Act. We received net proceeds, after deducting the underwriting discount and estimated offering expenses, of approximately $269.0 million from the common stock offering. We intend to use the net proceeds from the common stock offering to fund, in part, the Acquisition. If the Acquisition is not consummated for any reason, we intend to use the net proceeds from the common stock offering for general corporate purposes.

Ralcorp Financing Transactions

Exchange Offers for Certain Ralcorp Debt Securities

        On December 28, 2012, we commenced exchange offers, which we refer to as the "Exchange Offers," for any and all of Ralcorp's outstanding $750.0 million aggregate principal amount of 4.950% Notes due 2020 and 6.625% Notes due 2039. We collectively refer to these series of notes as the "Ralcorp Notes." In conjunction with the Exchange Offers, we commenced consent solicitations to amend the indentures governing the Ralcorp Notes to, among other things, eliminate substantially all of the restrictive covenants. On January 10, 2013, we amended the Exchange Offers to increase the cash portion of the consideration for any Ralcorp Notes tendered in the Exchange Offers. The Exchange Offers and related consent solicitations are scheduled to expire at 5:00 p.m., New York City time, on January 29, 2013, unless extended or earlier terminated. The early participation period for the Exchange Offers and consent solicitations, wherein Holders of the Ralcorp Notes that validly tendered and did not withdraw their Ralcorp Notes became entitled to receive a consent premium, expired at 5:00 p.m., New York City time, on January 14, 2013, as of which time approximately $714.7 million aggregate principal amount of Ralcorp Notes had been validly tendered for exchange and not withdrawn. The consummation of the Exchange Offers is conditioned upon, among other things, the consummation of the Acquisition. The Exchange Offers are not conditioned on any minimum amount of Ralcorp Notes being tendered pursuant to the Exchange Offers.

Tender Offers for Certain Ralcorp Debt Securities

        On December 28, 2012, we commenced tender offers, which we refer to as the "Tender Offers," to purchase any and all of Ralcorp's $664.5 million aggregate principal amount of outstanding 7.29% Notes due 2018, Floating Rate Notes due 2018 and 7.39% Notes due 2020. We collectively refer to these series of notes as the "Ralcorp Private Indenture Notes." In conjunction with the Tender Offers, we commenced consent solicitations to amend the indenture governing the Ralcorp Private Indenture Notes to, among other things, eliminate substantially all of the restrictive covenants. On January 10, 2013, we amended the Tender Offers in certain respects and terminated the consent solicitations. The Tender Offers are scheduled to expire at 5:00 p.m., New York City time, on January 29, 2013, unless extended or earlier terminated. The consummation of the Tender Offers is conditioned upon, among other things, the consummation of the Acquisition.

        The Tender Offers are not conditioned on any minimum amount of Ralcorp Private Indenture Notes being repurchased pursuant to the Tender Offers. Following the consummation of the Tender Offers and the Acquisition, we intend to cause Ralcorp to satisfy and discharge the indenture under which the Ralcorp Private Indenture Notes were issued, which we refer to as the "Ralcorp Private Indenture," with respect to all of the Ralcorp Private Indenture Notes that remain outstanding after the consummation of the Tender Offers. Upon satisfaction and discharge, although the Ralcorp Private Indenture Notes will technically remain outstanding until their redemption in August 2013, the Ralcorp Private Indenture will cease to be of further effect with respect to the Ralcorp Private Indenture Notes (except certain administrative provisions).

Repayment of Ralcorp Private Notes

        As of September 30, 2012, Ralcorp had issued and outstanding 5.43% Senior Notes, Series C, due 2013, 4.76% Senior Notes, Series D, due 2013, 5.57% Senior Notes, Series E, due 2015, 5.43% Senior Notes, Series F, due 2012, 5.56% Senior Notes, Series I-A, due 2019, 5.58% Senior Notes, Series I-B, due 2019, 5.93% Senior Notes, Series J, due 2022, 7.45% Senior Notes, Series 2009A, due 2019, and 7.6% Senior Notes, Series 2009B, due 2021. We collectively refer to these series of notes as the "Ralcorp Private Notes." The Ralcorp Private Notes may be optionally prepaid upon no less than 30 and no more than 60 days' notice at a price equal to 100% of the aggregate principal amount of such Ralcorp Private Notes plus a make-whole amount. The aggregate principal amount of Ralcorp Private Notes outstanding as of September 30, 2012 was $546.4 million, which includes $75.0 million aggregate principal amount of Ralcorp's 5.43% Senior Notes, Series F, due 2012 that were subsequently repaid by Ralcorp in December 2012. We intend to provide all of the holders of the outstanding Ralcorp Private Notes notice of prepayment contemporaneously with or immediately following the consummation of the Acquisition and prepay all of the outstanding Ralcorp Private Notes.

 Corporate Information

        We were initially incorporated as a Nebraska corporation in 1919 and were reincorporated as a Delaware corporation in December 1975. Our principal executive offices are located at One ConAgra Drive, Omaha, NE 68102-5001 and our main telephone number is (402) 240-4000. Our website is www.conagrafoods.com. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC and incorporate by reference into this prospectus supplement and the accompanying prospectus. For additional information concerning ConAgra Foods, please see our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See "Where You Can Find More Information."

 Ratio of Earnings to Fixed Charges

        Our ratio of earnings to fixed charges for each of the last five fiscal years and for the twenty-six week period ended November 25, 2012 is set forth below.

		Fiscal Years Ended
	Twenty-Six Weeks Ended November 25, 2012
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	6.3x	3.5x	5.5x	4.0x	3.6x	3.6x

        Our pro forma ratio of earnings to fixed charges (giving effect to the Acquisition and related financings) for the fiscal year ended May 27, 2012 and the twenty-six weeks ended November 25, 2012 is set forth below.

	Twenty-Six Weeks Ended November 25, 2012	Fiscal Year Ended May 27, 2012
Pro forma ratio of earnings to fixed charges	4.0x	2.6x

        For purposes of calculating the ratio of earnings to fixed charges, earnings are equal to the amount resulting from (1) adding (a) income from continuing operations before income taxes and equity method investment earnings, (b) fixed charges and (c) distributed income of equity method investees and (2) subtracting capitalized interest. Fixed charges are equal to the sum of (1) interest expense, (2) capitalized interest and (3) an estimate of the interest within rental expense (which we estimate to be one-third of the total of such expense).

 ConAgra Foods Summary Consolidated Financial Data

        The following table sets forth summary consolidated financial data for each of the fiscal years ended May 2010 through 2012 as well as for each of the twenty-six week periods ended November 25, 2012 and November 27, 2011. Our fiscal year ends on the last Sunday in May. The summary consolidated financial data as of May 2011 and 2012 and for each of the fiscal years ended May 2010, 2011 and 2012 have been derived from our audited consolidated financial statements and should be read together with those audited consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for our fiscal year ended May 27, 2012, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated financial data as of and for the twenty-six week periods ended November 25, 2012 and November 27, 2011, respectively, are derived from our unaudited financial statements and should be read together with those unaudited consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Quarterly Report on Form 10-Q for the thirteen week period ended November 25, 2012, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. In the opinion of our management, our unaudited consolidated financial statements were prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of this information. Results of operations for the twenty-six week period ended November 25, 2012 are not necessarily indicative of results of operations that may be expected for the full fiscal year.

	For the Twenty-Six Weeks Ended
			For the Fiscal Year Ended
	November 25, 2012	November 27, 2011
			May 27, 2012	May 29, 2011	May 30, 2010
	(dollars in millions, except per share amounts)
Income Statement Data
Net sales(1)	$7,047.4	$6,537.0	$13,262.6	$12,303.1	$12,014.9
Income from continuing operations(1)(2)	468.7	277.1	474.3	830.9	630.3
Net income attributable to ConAgra Foods, Inc.(2)	461.7	274.0	467.9	817.6	613.5
Basic earnings per share:
Income from continuing operations attributable to ConAgra Foods, Inc. common stockholders(1)(2)	1.13	.66	1.13	1.92	1.43
Net income attributable to ConAgra Foods, Inc. common stockholders(2)	1.13	.66	1.13	1.90	1.38
Diluted earnings per share:
Income from continuing operations attributable to ConAgra Foods, Inc. common stockholders(1)(2)	1.12	.65	1.12	1.90	1.41
Net income attributable to ConAgra Foods, Inc. common stockholders(2)	1.12	.65	1.12	1.88	1.37

	For the Twenty-Six Weeks Ended
			For the Fiscal Year Ended
	November 25, 2012	November 27, 2011
			May 27, 2012	May 29, 2011	May 30, 2010
	(dollars in millions, except per share amounts)
Balance Sheet Data (as of period end)
Total assets	$12,524.5	$11,478.4	$11,441.9	$11,408.7	$11,738.0
Senior long-term debt (noncurrent)	3,413.4	2,650.0	2,662.7	2,674.4	3,030.5
Subordinated long-term debt (noncurrent)	195.9	195.9	195.9	195.9	195.9

(1)
Amounts exclude the impact of discontinued operations of the packaged meats and cheese operations, the trading and merchandising operations, the Fernando's® operations, the Gilroy Foods & Flavors® operations, and the frozen handhelds operations.

(2)
Previously reported amounts have been revised to reflect the impact of a change in accounting method for pension benefits, as discussed in Note 1 "Summary of Significant Accounting Policies" to the consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended May 27, 2012, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

 Ralcorp Summary Consolidated Financial Data

        The following table sets forth summary consolidated financial data for each of the fiscal years ended September 30, 2010 through 2012. The summary consolidated financial data as of September 30, 2011 and 2012 and for each of the fiscal years ended September 30, 2010, 2011 and 2012 have been derived from Ralcorp's audited consolidated financial statements and should be read together with Ralcorp's audited consolidated financial statements and related notes contained in our Current Report on Form 8-K filed on January 3, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	For the Fiscal Year Ended September 30,
	2012	2011	2010
	(dollars in millions, except per share amounts)
Statement of Operations Data(a)(b)
Net sales	$4,322.2	$3,787.2	$3,061.0
Net earnings from continuing operations(c)(d)(e)	57.6	126.3	75.6
Net earnings (loss)(c)(d)(e)	73.4	(241.2)	208.8
Basic earnings (loss) per share:
Earnings from continuing operations	$1.04	$2.30	$1.37
Earnings (loss) from discontinued operations	.29	(6.69)	2.42

Net earnings (loss)	$1.33	$(4.39)	$3.79

Diluted earnings (loss) per share:
Earnings from continuing operations	$1.03	$2.26	$1.35
Earnings (loss) from discontinued operations	.28	(6.58)	2.39

Net earnings (loss)	$1.31	$(4.32)	$3.74

Balance Sheet Data (as of period end)(a)(b)
Total assets	$4,538.8	$6,279.2	$6,804.9
Long-term debt	1,894.1	2,172.5	2,464.9
Other long-term liabilities	403.8	410.1	359.7

(a)
Results of Post are included as discontinued operations in this table.

(b)
In 2012, Ralcorp acquired Refrigerated Dough, Annoni, Petri Baking Products and Gelit. In 2010, Ralcorp acquired J.T. Bakeries, North American Baking, Sepp's Gourmet Foods and American Italian Pasta Company. In 2009, Ralcorp acquired Harvest Manor Farms, Inc. For more information about the 2012 and 2010 acquisitions, see Note 4 to Ralcorp's audited consolidated financial statements included in our Current Report on Form 8-K filed on January 3, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

(c)
For information about the impairment of intangible assets see Note 1, Note 3 and Note 5 to Ralcorp's audited consolidated financial statements included in our Current Report on Form 8-K filed on January 3, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

(d)
In 2012, Ralcorp incurred $23.6 million of costs related to plants closures, $11.1 million related to restructuring charges, $6.2 million related to the settlement of legal claims and $4.6 million of merger and integration costs. In 2011, Ralcorp incurred $4.1 million of costs related to plant closures, accrued $2.5 million related to the settlement of legal claims and incurred merger and integration costs of $2.5 million. In 2010, Ralcorp incurred professional services fees and severance costs related to 2010 acquisitions of $21.5 million. In addition, Ralcorp accrued $7.5 million related to the potential settlement of legal claims. For more information on acquisition-related costs and provision for legal settlement, see Note 4 and Note 15 to Ralcorp's audited consolidated financial statements included in our Current Report on Form 8-K filed on January 3, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

(e)
In 2012, Ralcorp sold its remaining 19.7% ownership stake in Post, resulting in a net loss of $48.9 million. There was no tax impact of the loss.

Summary Unaudited Pro Forma Condensed Consolidated Financial Data

        The following table presents our summary unaudited pro forma condensed consolidated financial data, giving effect to the Acquisition and related financings. The unaudited pro forma condensed consolidated financial data were derived from the unaudited pro forma condensed consolidated financial information included elsewhere in this prospectus supplement. The summary unaudited pro forma condensed consolidated financial data is not necessarily indicative of operating results that would have been achieved had the Acquisition been completed as of May 30, 2011 and does not intend to project our future financial results after the Acquisition. The summary unaudited pro forma condensed consolidated financial data should be read in conjunction with ConAgra's and Ralcorp's historical financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus and the Unaudited Pro Forma Condensed Consolidated Financial Information and the notes thereto included elsewhere in this prospectus supplement.

	Pro Forma
	(unaudited)
	Twenty-Six Weeks ended November 25,	Year Ended May 27,
Statement of Operations Data	2012	2012
(In millions, except per share data)
Net sales	$9,136	$17,407
Cost of goods sold	7,049	13,864
Selling, general and administrative expense	1,213	2,419
Interest expense, net	198	407
Income from continuing operations before income taxes and equity method investment earnings	676	717
Income tax expense	236	220
Equity method of investment earnings	20	45
Net income	460	542
Net income attributable to noncontrolling interests	7	6
Net income attributable to ConAgra Foods, Inc.	453	536
Per share amounts
Basic	1.09	1.27
Diluted	1.07	1.25
Average shares outstanding
Basic	416	422
Diluted	421	428

Balance Sheet Data (as of period end)	Pro Forma November 25, 2012
(In millions)	(unaudited)
Cash and cash equivalents	$220
Total current assets	4,685
Total assets	20,790
Total current liabilities	3,359
Total long-term debt (noncurrent)	9,872
Total stockholders' equity	4,900

 The Offering

Issuer	ConAgra Foods, Inc., a Delaware corporation.
Securities offered
$ aggregate principal amount of notes, consisting of $ aggregate principal amount of % Senior Notes due 2016, $ aggregate principal amount of % Senior Notes due 2018, $ aggregate principal amount of % Senior Notes due 2023 and $ aggregate principal amount of % Senior Notes due 2043.
Maturity dates	The 2016 notes will mature on , 2016, the 2018 notes will mature on , 2018, the 2023 notes will mature on , 2023 and the 2043 notes will mature on , 2043.
Interest payment dates
We will pay interest on the 2016 notes on and of each year, commencing on , 2013. We will pay interest on the 2018 notes on and of each year, commencing on , 2013. We will pay interest on the 2023 notes on and of each year, commencing on , 2013. We will pay interest on the 2043 notes on and of each year, commencing on , 2013.
Interest rate	The 2016 notes will bear interest at % per year, the 2018 notes will bear interest at % per year, the 2023 notes will bear interest at % per year and the 2043 notes will bear interest at % per year.
Optional redemption
We may redeem the notes of any series, in whole or in part, at any time and from time to time at the applicable redemption price described herein under the caption "Description of the Notes—Optional Redemption."
If the 2023 notes are redeemed on or after the date that is three months prior to their maturity date, the 2023 notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. If the 2043 notes are redeemed on or after the date that is six months prior to their maturity date, the 2043 notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Special mandatory redemption	The notes will be subject to a special mandatory redemption in the event that the Acquisition is not consummated on or prior to August 26, 2013, or if prior to August 26, 2013, the Merger Agreement is terminated other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced. In such an event, the notes will be redeemed at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date, such redemption being a special mandatory redemption. The "special mandatory redemption date" means the date no later than the tenth business day following the earlier to occur of (a) August 26, 2013, if the Acquisition has not been completed on or prior to August 26, 2013, and (b) the date that the Merger Agreement is terminated other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced. See "Description of the Notes—Special Mandatory Redemption."
Change of control offer
If we experience a "Change of Control Triggering Event" (as defined in "Description of the Notes—Change of Control Offer"), we will be required, unless (1) we have exercised our option to redeem the notes of the applicable series or (2) the conditions to a special mandatory redemption shall have occurred, to offer to purchase the notes of the applicable series at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. See "Description of the Notes—Change of Control Offer."
Certain covenants
The indenture governing the notes contains certain restrictions, including a limitation that restricts our ability and the ability of certain of our subsidiaries to create or incur secured debt. Certain sale and leaseback transactions are similarly limited. See "Description of the Notes—Certain Covenants."

Ranking	The notes will be our senior unsecured obligations, will rank equally with all our other senior unsecured debt, including all other unsubordinated notes issued under the indenture, from time to time outstanding and will be structurally subordinated to the secured and unsecured debt of ConAgra Foods' subsidiaries, including any debt of Ralcorp that remains outstanding if the Acquisition is consummated. The notes will be exclusively our obligation, and not the obligation of any of our subsidiaries. Our rights and the rights of any holder of notes (or other of our creditors) to participate in the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. See "Description of the Notes—Ranking."
Form and denomination	The notes of each series will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC eligibility
The notes of each series will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, or its nominee. See "Description of the Notes—Book-Entry; Delivery and Form."
Same day settlement
Beneficial interests in the notes will trade in DTC's same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.
Use of proceeds
We expect to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $ million from this offering. We intend to use the net proceeds from this offering to fund, in part, the Acquisition. See "Use of Proceeds."
No listing of the notes	We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
Governing law	The notes will be, and the indenture is, governed by the laws of the State of New York.
Trustee, registrar and paying agent	The Bank of New York Mellon.
Risk factors	See "Risk Factors" and other information in this prospectus supplement and the accompanying prospectus for a discussion of factors that should be carefully considered before investing in the notes.

RISK FACTORS

        An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the notes and this offering, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended May 27, 2012 under the heading "Risk Factors," and other filings we may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Relating to this Offering and the Notes

Our existing and future debt may limit cash flow available to invest in the ongoing needs of our business and could prevent us from fulfilling our obligations under our outstanding debt securities, as well as the notes.

        We have substantial existing debt, and we expect our debt to increase significantly as a result of our financing of the Acquisition. As of November 25, 2012, after giving effect to the Acquisition, including the anticipated repayment of $1,135.9 million aggregate principal amount of Ralcorp's existing debt securities and any amounts outstanding under Ralcorp's revolving credit facility, we would have had total debt of approximately $10.5 billion. We also have the ability under our existing revolving credit facility to incur substantial additional debt. Our level of debt could have important consequences. For example, it could:

  •
  make it more difficult for us to make payments on our debt;

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, dividend increases, stock buybacks and other general corporate purposes;

  •
  increase our vulnerability to adverse economic or industry conditions;

  •
  limit our ability to obtain additional financing in the future to enable us to react to changes in our business; or

  •
  place us at a competitive disadvantage compared to businesses in our industry that have less debt.

        Additionally, any failure to meet required payments on our debt, or failure to comply with any covenants in the instruments governing our debt, could result in an event of default under the terms of those instruments. In the event of such default, the holders of such debt could elect to declare all the amounts outstanding under such instruments to be due and payable.

The notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.

        The notes are our unsecured general obligations, ranking equally with our other senior unsecured debt but effectively below any senior secured debt and the debt and other liabilities of our subsidiaries, including Ralcorp if the Acquisition is consummated. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

        If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture does not limit the amount of debt we may incur or restrict our ability to engage in other transactions that may adversely affect holders of our notes.

        The indenture under which the notes will be issued does not limit the amount of debt that we may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture does not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.

        In connection with the financing of the Acquisition, including the repayment of up to $1,135.9 million aggregate principal amount of Ralcorp's debt securities and any amounts outstanding under Ralcorp's revolving credit facility, we have entered into a new $4.5 billion senior unsecured bridge facility and a new $1.5 billion senior unsecured term facility. We intend to borrow approximately $1.5 billion under the new senior unsecured term facility, borrow approximately $480.0 million under our existing credit facility and issue the notes in this offering in lieu of borrowing under the bridge facility. Accordingly, even though we intend to repay a substantial amount of Ralcorp's debt, we will incur a substantial amount of debt in connection with our financing of the Acquisition. See "Description of Other Indebtedness" for a discussion of the bridge facility, the term loan and our plans with respect to the repayment of certain of Ralcorp's debt.

We depend on cash flow of our subsidiaries to make payments on our securities.

        ConAgra Foods, Inc. is in part a holding company. Our subsidiaries conduct a significant percentage of our consolidated operations and own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend in large part upon the cash flow of our subsidiaries and the payment of funds by the subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of the notes or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their debt, business and tax considerations and legal restrictions. The notes will effectively rank junior to all liabilities of our subsidiaries, including any debt of Ralcorp that remains outstanding if the Acquisition is consummated. In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise.

Active trading markets for the notes may not develop.

        There are no existing markets for the notes and we do not intend to apply for listing of the notes of any series on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for any series of notes will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell notes of that series. Further, there can be no assurance as to the liquidity of any market that may develop for such notes, your ability to sell such notes or the price at which you will be able to sell such notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

  •
  the time remaining to the maturity of the applicable notes;

  •
  the outstanding amount of the applicable notes;

  •
  the terms related to optional redemption of the applicable notes; and

  •
  the level, direction and volatility of market interest rates generally.

        The underwriters have advised us that they currently intend to make a market in the notes of each series, but they are not obligated to do so and may cease market-making at any time without notice.

Ratings of the notes could be lowered or withdrawn in the future.

        We expect that the notes of each series will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization's assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the notes of any series could have an adverse effect on the trading prices or liquidity of the notes.

We may choose to redeem the notes of any series prior to maturity.

        We may redeem some or all of the notes of any series at any time. See "Description of the Notes—Optional Redemption." If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

An increase in market interest rates could result in a decrease in the value of the notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.

        We will be required to offer to repurchase the notes upon the occurrence of a "Change of Control Triggering Event" as provided in the indenture governing the notes. However, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time. The failure to make such repurchase would result in a default under the notes.

We may be unable to redeem any or all of the notes in the event of a special mandatory redemption.

        If the Acquisition has not been completed by August 26, 2013, or if prior to August 26, 2013, the Merger Agreement is terminated other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced, we will be obligated to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date (as defined herein). See "Description of the Notes—Special Mandatory Redemption." We are not obligated to place the proceeds of the offering of any notes in escrow prior to the completion of the Acquisition or to provide a security interest in those proceeds, and there are no other restrictions on our use of these proceeds during such time. Accordingly, we will need to fund any special mandatory redemption using proceeds that we have voluntarily retained or from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase any or all of the notes.

In the event of a special mandatory redemption, holders of the notes may not obtain their expected return on such notes.

        If we redeem the notes pursuant to the special mandatory redemption provisions, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions of the notes, the trading prices of the notes may not reflect the financial results of our business or macroeconomic factors. You will have no rights under the special mandatory redemption provisions if the Acquisition closes, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the completion of the Acquisition, we experience any changes (including any material adverse changes) in our business or financial condition, or if the terms of the Merger Agreement change, including in material respects.

Risks Relating to the Acquisition

We may not realize the growth opportunities and cost synergies that are anticipated from the Acquisition.

        The benefits that are expected to result from the Acquisition will depend, in part, on our ability to realize the anticipated growth opportunities and cost synergies as a result of the Acquisition. Our success in realizing these growth opportunities and cost synergies, and the timing of this realization, depends on the successful integration of Ralcorp. Even if we are able to integrate Ralcorp successfully, this integration may not result in the realization of the full benefits of the growth opportunities and cost synergies that we currently expect, nor can we give assurances that these benefits will be achieved within anticipated time frames or at all. For example, we may not be able to eliminate duplicative costs. Moreover, we may incur substantial expenses in connection with the integration of Ralcorp. While it is anticipated that certain expenses will be incurred to achieve cost synergies, such expenses are difficult to estimate accurately, and may exceed current estimates. Accordingly, the benefits from the Acquisition may be offset by costs incurred or delays in integrating the businesses.

The integration of Ralcorp following the Acquisition may present significant challenges.

        There is a significant degree of difficulty and management distraction inherent in the process of integrating an acquisition as sizable as Ralcorp. These difficulties include:

  •
  the challenge of integrating Ralcorp while carrying on ongoing operations;

  •
  the necessity of coordinating geographically dispersed organizations;

  •
  the challenge of integrating the business culture of Ralcorp, which may prove to be incompatible;

  •
  the challenge and cost of integrating the information technology systems of Ralcorp; and

  •
  the potential difficulty in retaining key officers and personnel of Ralcorp.

        The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of Ralcorp and ConAgra Foods. Members of our senior management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our company, service existing customers, attract new customers and develop new products or strategies. If senior management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer. There can be no assurance that we will successfully or cost-effectively integrate Ralcorp. The failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Ralcorp will be subject to business uncertainties and contractual restrictions while the Acquisition is pending.

        Uncertainty about the effect of the Acquisition on employees, customers, suppliers and other constituencies may have an adverse effect on Ralcorp. These uncertainties may impair Ralcorp's ability to retain and motivate key personnel and could cause entities dealing with Ralcorp to defer entering into contracts or business relationships with Ralcorp or making other decisions concerning Ralcorp or seek to change existing business relationships with Ralcorp. In addition, if key employees depart because of uncertainty about their future roles, Ralcorp's and our business could be harmed.

Risks Relating to Our Business Following the Consummation of the Acquisition

Significant private-label competitive activity can lead to price declines.

        Some private-label customer buying decisions are based on a periodic bidding process in which the successful bidder is assured the selling of its selected product to the retail customer until the next bidding process. Following the consummation of the Acquisition, Ralcorp's sales volume may decrease significantly if our offer is too high and we lose the ability to sell private-label products through these channels, even temporarily. Alternatively, we risk reducing margins if our offer is successful but below our desired price points. Either of these outcomes may adversely affect our results of operations.

If existing anti-dumping measures imposed against certain foreign imports of dry pasta terminate, we will face increased competition from foreign companies and the profit margins or market share of our pasta products could be adversely affected.

        Anti-dumping and countervailing duties on certain Italian and Turkish imports imposed by the United States Department of Commerce in 1996 enable Ralcorp and its domestic competitors to compete more favorably against Italian and Turkish producers in the U.S. pasta market. In September 2007, the U.S. International Trade Commission extended the anti-dumping and countervailing duty orders for an additional five years, through 2012. If, following the consummation of the Acquisition, the anti-dumping and countervailing duty orders are repealed or foreign producers sell competing pasta products in the United States at prices lower than Ralcorp's or enter the U.S. market by establishing production facilities in the United States, the result would further increase competition in the U.S. pasta market and could have a material adverse effect on our post-Acquisition business, financial condition or results of operations.

In connection with Ralcorp's separation of its Post brand cereals business, Post agreed to indemnify Ralcorp for certain liabilities. However, following the consummation of the Acquisition, there can be no assurance that the indemnity will be sufficient to protect us against the full amount of such liabilities, or that Post's ability to satisfy its indemnification obligations will not be impaired in the future.

        Pursuant to the separation and distribution agreement and the tax sharing agreement that Ralcorp entered into with Post in connection with the separation of Ralcorp's Post brand cereals business, Post agreed to indemnify Ralcorp for certain liabilities. However, following the consummation of the Acquisition, third parties could seek to hold us responsible for any of the liabilities that Post agreed to retain or assume, and there can be no assurance that the indemnification from Post will be sufficient to protect us against the full amount of such liabilities, or that Post will be able to fully satisfy its indemnification obligations. In addition, even if we ultimately succeed in recovering from Post any amounts for which we are held liable, we may be temporarily required to bear these losses ourselves.

The separation of the Post brand cereals business could result in significant tax liability.

        In February 2012, Ralcorp separated Post into a new, publicly traded company through a distribution of shares of Post common stock to Ralcorp shareholders. Ralcorp obtained a private letter ruling from the IRS substantially to the effect that the distribution of shares of Post common stock in the spin-off qualified as tax free to Post, Ralcorp and Ralcorp's shareholders for U.S. federal income tax purposes. If, following the consummation of the Acquisition, the factual assumptions or representations made in the request for the private letter ruling prove to have been inaccurate or incomplete in any material respect, then we will not be able to rely on the ruling. Furthermore, the IRS does not rule on whether a distribution such as the spin-off satisfies certain requirements necessary to obtain tax-free treatment. Rather, the private letter ruling was based on representations by Ralcorp that those requirements were satisfied, and any inaccuracy in those representations could invalidate the ruling. In connection with the spin-off, Ralcorp also obtained an opinion of outside counsel substantially to the effect that the distribution of shares of Post common stock in the separation qualified as tax free to Post, Ralcorp and Ralcorp's shareholders for U.S. federal income tax purposes. The opinion relied on, among other things, the continuing validity of the private letter ruling and various assumptions and representations as to factual matters made by Post and Ralcorp which, if inaccurate or incomplete in any material respect, would jeopardize the conclusions reached by such counsel in its opinion. The opinion is not binding on the IRS or the courts, and there can be no assurance that the IRS or the courts would not challenge the conclusions stated in the opinion or that any such challenge would not prevail.

        If, notwithstanding receipt of the private letter ruling and opinion of counsel, the separation were determined not to qualify as tax free, each U.S. holder of Ralcorp common stock who received shares of Post common stock in the separation would generally be treated as receiving a taxable distribution of property in an amount equal to the fair market value of the shares of Post common stock received. In that case, following the consummation of the Acquisition, we would be subject to tax as if Ralcorp had sold all the outstanding shares of Post common stock in a taxable sale for their fair market value and would recognize taxable gain in an amount equal to the excess of the fair market value of such shares at the time of the separation over Ralcorp's tax basis in such shares.

        Under the terms of the tax sharing agreement Ralcorp entered into with Post in connection with the separation, Post is generally responsible for any taxes imposed on Post or Ralcorp and its subsidiaries in the event that the separation and certain related transactions were to fail to qualify for tax-free treatment as a result of actions taken, or breaches of representations and warranties made in the tax sharing agreement, by Post or any of its affiliates. However, if, following the consummation of the Acquisition, the separation or certain related transactions were to fail to qualify for tax-free treatment because of actions or failures to act by Ralcorp or any of Ralcorp's affiliates, Ralcorp would be responsible for all such taxes.

Economic downturns could limit consumer demand for our products

        The willingness of consumers to purchase our products depends in part on local economic conditions. In periods of economic uncertainty, consumers may purchase less expensive private or value brands and may forego certain purchases altogether. In those circumstances, we could experience a reduction in sales of higher margin products or a shift in our product mix to lower margin offerings. In addition, as a result of economic conditions or competitive actions, we may be unable to raise our prices sufficiently to protect margins. Consumers may also reduce the amount of food that they consume away from home at customers that purchase products in our foodservice channels. Any of these events could have an adverse effect on our results of operations.

Impairment in the carrying value of goodwill or other intangibles could negatively impact our net worth.

        The net carrying value of goodwill represents the fair value of acquired businesses in excess of identifiable assets and liabilities as of the acquisition date (or subsequent impairment date, if applicable). The net carrying value of other intangibles represents the fair value of trademarks, customer relationships, and other acquired intangibles as of the acquisition date (or subsequent impairment date, if applicable), net of accumulated amortization. Goodwill and other acquired intangibles expected to contribute indefinitely to our cash flows are not amortized, but must be evaluated by management at least annually for impairment. Amortized intangible assets are evaluated for impairment whenever events or changes in circumstance indicate that the carrying amounts of these assets may not be recoverable. Impairments to goodwill and other intangible assets may be caused by factors outside our control, such as the inability to quickly replace lost co-manufacturing business, increasing competitive pricing pressures, lower than expected revenue and profit growth rates, changes in industry EBITDA multiples, changes in discount rates based on changes in cost of capital (interest rates, etc.), or the bankruptcy of a significant customer and could negatively impact our net worth.

The termination or expiration of Ralcorp's current co-manufacturing arrangements could reduce our sales volume and adversely affect our results of operations.

        Ralcorp's businesses periodically enter into co-manufacturing arrangements with manufacturers of branded products. The terms of these agreements vary but are generally for relatively short periods of time. Volumes produced under each of these agreements can fluctuate significantly based upon the product's life cycle, product promotions, alternative production capacity and other factors, none of which are under our direct control. Our future ability to enter into co-manufacturing arrangements following the consummation of the Acquisition is not guaranteed, and a decrease in current co-manufacturing levels could have a significant negative impact on Ralcorp's sales volume.

 USE OF PROCEEDS

        We expect to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $             million from this offering. We intend to use the net proceeds from this offering to fund, in part, the Acquisition. If the Acquisition is not consummated for any reason, we will be required to redeem the notes in a special mandatory redemption. Pending final use, we may invest the net proceeds from this offering in short-term marketable securities. The closing of this offering is expected to occur prior to the consummation of the Acquisition.

        We intend to finance the Acquisition, including the payment of related fees and expenses, as well as the repayment of up to approximately $1,135.9 million aggregate principal amount of Ralcorp's debt securities and any amounts outstanding under Ralcorp's revolving credit facility, with cash on hand, borrowings under our existing credit facility, new long-term debt, the net proceeds from our recent common stock offering and the net proceeds from this offering. We have entered into a new $4.5 billion senior unsecured bridge facility and a new $1.5 billion senior unsecured term facility, in each case with Bank of America, N.A., JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other financial institutions party thereto. We intend to issue the notes in this offering in lieu of borrowing under the bridge facility. See "Description of Other Indebtedness" for a discussion of the bridge facility, the term loan and our plans with respect to the repayment of certain of Ralcorp's debt.

        The following table sets forth the anticipated sources and uses of funds in connection with this offering and the Acquisition.

Sources of Funds		Uses of Funds
(in millions)
Common stock offering, net	$269	Ralcorp cash purchase price	$5,106
Cash and cash equivalents available at Acquisition closing	564	Repayment of Ralcorp debt	1,961
Revolving credit facility	481	Make-whole fees	324
2016 notes offered hereby		Other transaction expenses	148

2018 notes offered hereby		Total	$7,539

2023 notes offered hereby
2043 notes offered hereby
New term loan	1,500
Exchange notes	750

Total	$7,539

 CAPITALIZATION

        The following table sets forth our capitalization as of November 25, 2012 (1) on a historical basis and (2) on an as adjusted basis to give effect to this offering, borrowings under our existing credit facility, our new term loan and the net proceeds we received from our recent common stock offering and the anticipated application of the proceeds therefrom and cash on hand in connection with the consummation of the Acquisition as described under "Use of Proceeds."

        You should read this table in conjunction with our consolidated financial statements, the related notes and other financial information contained in our Annual Report on Form 10-K for the fiscal year ended May 27, 2012, and our Quarterly Report on Form 10-Q for the thirteen weeks ended November 25, 2012, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of November 25, 2012	As of November 25, 2012
	Actual (unaudited)	As adjusted (unaudited)(1)
	(dollars in millions)
Long-term senior debt, excluding current installments	$3,413	$9,676
Current installments of long-term debt	9	159
Long-term subordinated debt	196	196
Short-term debt	—	480
Total ConAgra Foods common stockholders' equity	4,700	4,900

Total capitalization	$8,318	$15,411

(1)
Assumes (a) the consummation of the Acquisition, (b) the consummation of the Exchange Offers (assuming that all Ralcorp Notes are validly tendered and accepted in the Exchange Offers as described below under "Description of Other Indebtedness—Exchange Offers for Certain Ralcorp Debt Securities"), (c) the repayment of Ralcorp's other existing debt as described below under "Description of Other Indebtedness—Tender Offers for Certain Ralcorp Debt Securities" (assuming that all of the Ralcorp debt securities subject to the Tender Offers are validly tendered and accepted in the Tender Offers) and "Description of Other Indebtedness—Repayment of Ralcorp Private Notes," (d) the entry into, and borrowing in full under, the new term facility as described below under "Description of Other Indebtedness—New Term Facility," $150.0 million of which debt will be classified as a current installment of long-term debt, (e) the issuance of the notes in this offering (in lieu of borrowing under the bridge facility), (f) borrowings of $480.0 million under our existing credit facility, which will be classified as short-term debt and (g) the repayment and termination of Ralcorp's existing credit agreement. Long-term senior debt, excluding current installments, also reflects a combined increase of $188 million in book value of the Ralcorp Notes subject to the Exchange Offers due to fair market value adjustments to be made at the time of Acquisition.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        On November 26, 2012, ConAgra Foods, Phoenix Acquisition Sub Inc., a wholly-owned subsidiary of ConAgra Foods, and Ralcorp entered into the Merger Agreement pursuant to which ConAgra Foods agreed to acquire Ralcorp. Under the terms of the Merger Agreement, Ralcorp shareholders will receive $90 per share in cash for each outstanding share of common stock held. The parties' obligations to complete the Acquisition are conditioned upon approval of the Merger Agreement by the holders of two-thirds of the outstanding shares of Ralcorp common stock and certain other customary closing conditions.

        The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial information of ConAgra Foods and Ralcorp and has been prepared to reflect the proposed Acquisition and related financing transactions. We intend to finance the Acquisition, including the payment of related fees and expenses, as well as the repayment of up to $1.14 billion of Ralcorp's debt securities and any borrowings outstanding under its revolving credit facility, with cash on hand, borrowings under our existing credit facility, and new long-term debt. We have entered into a new $4.5 billion senior unsecured bridge facility and a new $1.5 billion senior unsecured term facility, in each case with Bank of America, N.A., JPMorgan Chase Bank, N.A and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other financial institutions party thereto. We intend to issue the notes in this offering and use net proceeds of approximately $269 million from our recent common stock offering in lieu of borrowing under the bridge facility. We intend to exchange up to $750 million of Ralcorp's debt for a like amount of debt of ConAgra Foods with identical terms to maturity and interest rates.

        The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of operating results that would have been achieved had the Acquisition been completed as of May 30, 2011 and does not intend to project the future financial results of ConAgra Foods after the Acquisition. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what our financial condition would have been had the transaction closed on November 25, 2012 or for any future or historical period. The unaudited pro forma condensed consolidated statements of operations and balance sheet do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived.

        ConAgra Foods' fiscal year ends in May, while Ralcorp's ends in September. The unaudited pro forma condensed consolidated balance sheet combines the interim unaudited consolidated balance sheet of ConAgra Foods as of November 25, 2012 and the audited consolidated balance sheet of Ralcorp as of September 30, 2012. The full-year unaudited pro forma condensed consolidated statement of operations for the year ended May 27, 2012 combines the statement of operations of ConAgra Foods for the fiscal year ended May 27, 2012 with the statements of operations of Ralcorp for the full year ended March 31, 2012. The full-year unaudited condensed consolidated statement of operations for Ralcorp was determined by adding the unaudited statement of operations for the six months ended March 31, 2012 to the statement of operations for Ralcorp's fiscal year ended September 30, 2011, and subtracting Ralcorp's unaudited statement of operations for the six months ended March 31, 2011. The interim unaudited pro forma condensed consolidated statement of operations for the twenty-six weeks ended November 25, 2012 combines the unaudited statement of operations of ConAgra Foods for the twenty-six weeks ended November 25, 2012 and the unaudited statement of operations of Ralcorp for the six months ended September 30, 2012. The unaudited statement of operations of Ralcorp for the six months ended September 30, 2012 was determined by subtracting Ralcorp's unaudited statement of operations for the six months ended March 31, 2012 from Ralcorp's statement of operations for Ralcorp's fiscal year ended September 30, 2012.

        The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following information:

  •
  Notes to the unaudited pro forma condensed consolidated financial information.

  •
  ConAgra Food's Current Report on Form 8-K filed November 27, 2012, including the exhibits thereto, as filed with the SEC.

  •
  Unaudited interim financial statements of ConAgra Foods as of and for the twenty-six weeks ended November 25, 2012, which are included in ConAgra Food's Quarterly Report on Form 10-Q for the twenty-six weeks ended November 25, 2012, as filed with the SEC.

  •
  Audited financial statements of ConAgra Foods as of and for the year ended May 27, 2012, which are included in ConAgra Food's Annual Report on Form 10-K for the year ended May 27, 2012, as filed with the SEC.

  •
  Audited financial statements of Ralcorp Holdings, Inc. as of and for the year ended September 30, 2012, which are included in Exhibit 99.1 of ConAgra Food's Current Report on Form 8-K, as filed with the SEC on January 3, 2013.

  •
  Unaudited interim financial statements of Ralcorp Holdings, Inc. as of and for the six months ended March 31, 2012 which are included in Ralcorp's Quarterly Report on Form 10-Q for the six months ended March 31, 2012, as filed with the SEC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of November 25, 2012

(in millions)

	ConAgra Foods Historical	Ralcorp Historical	Pro Forma Adjustments		Pro Forma
Current assets
Cash and cash equivalents	$477	$307	$(564	)3(a,d,h,j,n)	$220
Receivables, less allowance for doubtful accounts	1,038	372			1,410
Inventories	2,249	433	38	3(c)	2,720
Prepaid expenses and other current assets	301	75	(41	)3(n)	335

Total current assets	4,065	1,187	(567)		4,685

Property, plant and equipment, net	2,792	897	30	3(f)	3,719
Goodwill	4,105	1,417	2,889	2,3(e)	8,411
Brands, trademarks and other intangibles, net	1,304	1,000	1,321	3(f)	3,625
Other assets	258	38	54	3(h)	350

	$12,524	$4,539	$3,727		$20,790

Current liabilities
Notes payable	$—	$41	$439	3(a,n)	$480
Current installments of long-term debt	9	86	64	3(a)	159
Accounts payable	1,397	293	—		1,690
Other accrued liabilities	982	173	(125)	3(d,j)	1,030

Total current liabilities	2,388	593	378		3,359

Senior long-term debt, excluding current installments	3,413	1,894	4,369	3(a)	9,676
Subordinated debt	196	—	—		196
Other noncurrent liabilities	1,827	404	428	3(a,g)	2,659

Total liabilities	7,824	2,891	5,175		15,890

Commitments and contingencies
Common stockholders' equity
Common stock	2,840	1	(1	)3(l)	2,840
Additional paid-in-capital	910	1,960	(1,916	)3(l,m)	954
Retained earnings	5,027	79	(149	)3(d,j,l)	4,957
Accumulated other comprehensive income (loss)	(282)	(33)	33	3(l)	(282)
Less treasury stock, at cost	(3,893)	(359)	585	3(l,m)	(3,667)

Total ConAgra Foods, Inc. common stockholders' equity	4,602	1,648	(1,448)		4,802
Noncontrolling interests	98	—	—		98

Total stockholders' equity	4,700	1,648	(1,448)		4,900

	$12,524	$4,539	$3,727		$20,790

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended May 27, 2012

(in millions, except per share data)

	ConAgra Foods Historical	Ralcorp Historical (q)		Pro Forma Adjustments		Pro Forma
Net sales	$13,263	$4,147		$(3)	3(i)	$17,407
Costs and expenses:
Cost of goods sold	10,436	3,323		$105	3(i,k)	13,864
Selling, general and administrative expense	1,998	521	3(p)	(100)	3(f,k,p)	2,419
Interest expense, net	204	132		71	3(a)	407

Income from continuing operations before income taxes and equity method investment earnings	625	171		(79)		717
Income tax expense	196	53		(29)	3(b)	220
Equity method investment earnings	45	—		—		45

Net income	$474	$118		$(50)		$542

Less: Net income attributable to noncontrolling interests	6	—		—		6

Net income attributable to ConAgra Foods, Inc.	$468	$118		$(50)		$536

Per share amounts:
Basic	$1.13					$1.27
Diluted	$1.12					$1.25
Average shares outstanding:
Basic	413					422
Diluted	418					428

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twenty-six Weeks Ended November 25, 2012

(in millions, except per share data)

	ConAgra Foods Historical	Ralcorp Historical (q)		Pro Forma Adjustments		Pro Forma
Net sales	$7,047	$2,093		$(4)	3(i)	$9,136
Costs and expenses:
Cost of goods sold	5,313	1,682		$54	3(i,k)	7,049
Selling, general and administrative expense	950	361	3(p)	(98)	3(f,k,o,p)	1,213
Interest expense, net	103	60		35	3(a)	198

Income (loss) from continuing operations before income taxes and equity method investment earnings	681	(10)		5		676
Income tax expense	232	6		(2)	3(b)	236
Equity method investment earnings	20	—		—		20

Net income (loss)	$469	$(16)		$7		$460

Less: Net income attributable to noncontrolling interests	7	—		—		7

Net income attributable to ConAgra Foods, Inc.	$462	$(16)		$7		$453

Per share amounts:
Basic	$1.13					$1.09
Diluted	$1.12					$1.07
Average shares outstanding:
Basic	407					416
Diluted	412					421

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1. Basis of Presentation

        The unaudited pro forma condensed combined consolidated financial information presented here is based on the historical consolidated financial information of ConAgra Foods and Ralcorp, as previously provided in or derived from filings with the SEC. The unaudited pro forma condensed consolidated balance sheet as of November 25, 2012 assumes the proposed Acquisition and related financings were completed on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended May 27, 2012 and the twenty-six weeks ended November 25, 2012 assume the proposed Acquisition and related financings were completed on May 30, 2011.

        Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on items that are directly attributable to the proposed Acquisition and related financings and that are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are based on items directly attributable to the proposed Acquisition and related financings, and that are factually supportable and expected to have a continuing impact on ConAgra Foods.

        At this time, ConAgra Foods has not performed detailed valuation analyses to determine the fair values of Ralcorp's assets and liabilities. Accordingly, the unaudited pro forma condensed consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, ConAgra Foods has not yet performed the due diligence necessary to identify all of the adjustments required to conform Ralcorp's accounting policies to ConAgra Foods' or to identify other items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma condensed consolidated financial information. Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Ralcorp's assets and liabilities, including, but not limited to, brands, trademarks and other intangible assets and assumed debt that will give rise to future amounts of depreciation and amortization expense that are not reflected in the information contained in this unaudited pro forma condensed consolidated financial information. Accordingly, once the necessary due diligence has been performed, the final purchase price has been determined and the purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed consolidated financial information. Additionally, the unaudited pro forma condensed consolidated statements of operations do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of operations in periods following the completion of the Acquisition.

        Certain amounts in Ralcorp's historical balance sheet and statement of operations have been reclassified to conform to ConAgra Foods' presentation.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

2. Transaction Summary

        The estimated purchase consideration and preliminary estimate of related excess purchase consideration over book value of net assets acquired are as follows:

(millions)
Total consideration	$5,106

Allocated to:
Historical net book value of Ralcorp	$1,648
Adjustments to recognize assets and liabilities at Acquisition date fair value, except deferred income taxes:
Inventory	38
Identifiable intangibles at Acquisition date	1,351
Long-term debt	(493)
Deferred tax impact of preliminary valuation adjustments	(327)

Excess of consideration transferred over the net amount of assets and liabilities recognized (goodwill)	$2,889

i.
ConAgra Foods has agreed to acquire Ralcorp for $90 in cash for each share of Ralcorp common stock. The amount reflected as total consideration reflects the payment for outstanding shares of Ralcorp common stock as of September 30, 2012, as well as payment for Ralcorp equity awards pursuant to stock compensation agreements with certain Ralcorp employees.

ii.
For purposes of preparing this unaudited pro forma condensed consolidated financial information, ConAgra Foods has assumed that funding for the Acquisition comes from a combination of the existing available domestic cash of the combined business as of the closing of the Acquisition, the net proceeds from our recent common stock offering and a portion of the net proceeds from this offering. The following table is an estimate of the total sources and uses of cash as a result of the Acquisition and related financing transactions:

(millions)
Debt issued	$6,706
Cash and cash equivalents available at Acquisition closing	564
Proceeds from issuance of ConAgra Foods, Inc. common stock, net	269

Total sources of cash	$7,539

Purchase of Ralcorp equity	$5,106
Retirement of Ralcorp debt existing at Acquisition closing	1,961
Make-whole fees	324
Other transaction expenses	148

Total uses of cash	$7,539

        The table above reflects that Ralcorp fully repaid approximately $41 million related to its short-term notes payable upon the transfer of its remaining investment in Post Holdings, Inc. in October 2012 and Ralcorp's repayment of $75 million aggregate principal amount of its Series F notes on December 21, 2012. See Note 3 for detailed discussion on ConAgra Foods' debt issuance.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

3. Unaudited Pro Forma Condensed Consolidated Financial Information Compared to Historical Financial Information

        The unaudited pro forma condensed consolidated balance sheet includes adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as of November 25, 2012. We have based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. The adjustments reflect our preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuation studies that are in process.

        The unaudited pro forma condensed consolidated statements of operations include adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as May 30, 2011. The unaudited pro forma condensed consolidated financial information does not include the impact of potential cost savings or other operating efficiencies that could result from the Acquisition.

        The following items resulted in adjustments reflected in the unaudited pro forma condensed consolidated financial information:

a.
ConAgra Foods is issuing long-term and short-term debt to fund a portion of the Acquisition. Debt issued to fund the Acquisition and the calculation of pro forma interest expense for the periods presented is as follows:

			Interest Expense
(millions, except rate data)	Effective Interest Rate	Balance Outstanding	Twenty-six weeks ended November 25, 2012	Year ended May 27, 2012
Borrowings under existing ConAgra Foods revolving credit facility	1.61%	$481	$4	$8
New term loan	2.48%	1,500	10	21
New senior notes, various maturities thru 2043	3.17%	3,975	63	126
New senior notes due 2020*	2.73%	300	5	9
New senior notes due 2039*	4.55%	450	13	27

		$6,706	$95	$191

*
Assumes that the outstanding Ralcorp 4.950% Notes due 2020 and 6.625% Notes due 2039 will be exchanged for new senior unsecured notes of ConAgra Foods with identical terms to maturity and stated interest rates. Effective interest rates reflect a combined increase of $188 million in book value due to fair market value adjustments at time of Acquisition.

The effective interest rates above include the estimated impact of premiums, discounts, and fees, where applicable.

The effective interest rates for new borrowings in the table above reflect management's current estimates of the interest rates that will be applicable to such borrowings, which are subject to change. A 0.125% increase in the interest rates on the floating rate revolving credit facility, the term loan, and the new senior notes would increase interest expense on a pro forma basis by $7 million for the year ended May 27, 2012 and $4 million for the twenty-six weeks ended November 25, 2012.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

3. Unaudited Pro Forma Condensed Consolidated Financial Information Compared to Historical Financial Information (Continued)

b.
Income tax impacts resulting from pro forma adjustments were calculated utilizing the ConAgra Foods statutory income tax rate of 37.31% for all periods presented.

c.
Reflects the adjustment of Ralcorp finished goods inventory to estimated fair value and an adjustment to reflect capitalization of warehousing costs in inventory for consistency with ConAgra Foods accounting policies.

d.
Reflects fees paid totaling approximately $22 million ($14 million, net of tax) related to a bridge facility to fund the Acquisition and related costs. ConAgra Foods intends to issue the notes in this offering in lieu of borrowing under the bridge facility.

e.
The preliminary estimate of goodwill arising from the Acquisition is approximately $2.9 billion. Of the goodwill acquired, approximately $42 million is deductible for income tax purposes.

f.
The intangible assets of Ralcorp were increased by $1.4 billion to a total of $2.4 billion, which includes indefinite-lived brand assets with a preliminary estimate of fair value of $269 million and amortizable customer relationships with a preliminary estimate of fair value of approximately $2.1 billion, as well as software-related intangibles of $30 million. The intangible asset related to customer relationships was determined to have an estimated useful life of 25 years and will be amortized on a straight-line basis over that period. The software-related intangibles were reclassified to property, plant and equipment for consistency with ConAgra Foods accounting policies.

g.
Deferred tax liabilities were adjusted on a pro forma basis for the following:

Increase in fair value of inventory and identifiable intangible assets	$527 million
Increase in fair value of debt acquired and exchanged	$(200) million
h.
Estimated underwriting and professional fees to be incurred in conjunction with the debt issuances discussed in footnote 3(a), totaling approximately $54 million, were capitalized in other assets and shown as a reduction to cash and cash equivalents. Amortization is reflected in the pro forma income statements utilizing the effective interest method.

i.
Sales and cost of sales were adjusted to eliminate intercompany sales of $3 million for the year ended May 27, 2012 and $4 million for the twenty-six week period ended November 25, 2012 between ConAgra Mills and Ralcorp.

j.
Cash and cash equivalents were adjusted for estimated Acquisition costs totaling $72 million and equity was reduced by the net of tax amount of such costs. Acquisition costs include legal, consulting, regulatory, filing and other fees directly related to the Acquisition. Tax effect results in adjustment to other accrued liabilities.

k.
Warehousing costs of approximately $58 million and $108 million for the twenty-six weeks ended November 25, 2012 and the fiscal year ended May 25, 2012, respectively, have been reclassified in the income statement from selling, general, and administrative to cost of goods sold for consistency with ConAgra Foods accounting policies.

l.
Historical equity accounts of Ralcorp were eliminated as a result of the Acquisition. This adjustment also reflects transaction costs of $72 million described in footnote 3(j), bridge facility fees of $22 million discussed in footnote 3(d), and the issuance of ConAgra Foods common stock

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

3. Unaudited Pro Forma Condensed Consolidated Financial Information Compared to Historical Financial Information (Continued)

  discussed in footnote 3(m). Other than costs related to the issuance of common stock, these costs will be recognized as expenses in conjunction with the Acquisition, but have been excluded from the pro forma results of operations as they do not represent ongoing costs of the combined business.

m.
ConAgra Foods issued approximately $275 million of common stock in its recent offering from treasury. Net proceeds after fees were approximately $269 million. The ConAgra Foods common stock closing price of $29.50 per share on December 31, 2012 was used to determine the number of shares issued for purposes of the pro forma condensed consolidated financial information.

n.
Reflects that Ralcorp fully repaid $41 million related to its short-term notes payable upon the sale of its remaining investment in Post in October 2012 and $75 million aggregate principal amount of its Series F notes on December 21, 2012.

o.
ConAgra Foods incurred transaction costs of approximately $9 million during the twenty-six week period ended November 25, 2012, in connection with the Acquisition. These costs have been eliminated from the pro forma results of operations, as they do not represent ongoing cost of the combined business.

p.
Ralcorp incurred various significant, unusual costs, such as merger and integration costs, impairment of intangible assets, provision for legal settlement, restructuring costs, costs related to plant closures, and a loss on an investment in Post, during the periods presented in these pro forma statements of operations. See note 20 to Ralcorp's audited consolidated financial statements for a listing of such costs. Impairment of intangibles in the amount of $31 million incurred by Ralcorp in Ralcorp's fourth quarter is eliminated from the pro forma results of operations for the twenty-six weeks ended November 25, 2012.

q.
Ralcorp historical financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

3. Unaudited Pro Forma Condensed Consolidated Financial Information Compared to Historical Financial Information (Continued)

        The development of Ralcorp historical financial statements to conform with ConAgra Foods' fiscal year is presented in the following tables.

	Ralcorp Historical
(millions)	Year ended September 30, 2011 (A)	Six month period ended March 31, 2011 (B)	Six month period ended March 31, 2012 (C)	Year ended March 31, 2012 (A-B+C)
Net sales	$3,787	$1,869	$2,229	$4,147
Costs and expenses:
Cost of goods sold	2,996	1,446	1,773	3,323
Selling, general and administrative expense*	465	226	282	521
Interest expense, net	134	69	67	132

Income from continuing operations before income taxes and equity method investment earnings	192	128	107	171
Income tax expense	66	46	33	53

Net income	$126	$82	$74	$118

	Ralcorp Historical
(millions)	Year ended September 30, 2012 (A)	Six month period ended March 31, 2012 (B)	Six month period ended September 30, 2012 (A-B)
Net sales	$4,322	$2,229	$2,093
Costs and expenses:
Cost of goods sold	3,455	1,773	1,682
Selling, general and administrative expense*	643	282	361
Interest expense, net	127	67	60

Income from continuing operations before income taxes and equity method investment earnings	97	107	(10)
Income tax expense	39	33	6

Net income	$58	$74	$(16)

*
Includes amortization of intangible assets, impairment of intangible assets, other operating expenses, and loss on investment in Post which are separately disclosed in Ralcorp's historical financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

4. Unaudited Pro Forma Computation of Ratios of Earnings to Fixed Charges

(in millions, except ratios)

Fifty-two weeks ended May 27, 2012
Earnings:
Income from continuing operations before income taxes and equity method investment earnings	$717
Add (deduct):
Fixed charges	468
Distributed income of equity method investees	27
Capitalized interest	(6)

Earnings available for fixed charges (a)	$1,206

Fixed charges:
Interest expense	$411
Capitalized interest	6
One third of rental expense(1)	51

Total fixed charges (b)	$468

Pro forma ratio of earnings to fixed charges (a/b)	2.6

(1)
Considered to be representative of interest factor in rental expense.

Twenty-six weeks ended November 25, 2012
Earnings:
Income from continuing operations before income taxes and equity method investment earnings	$676
Add (deduct):
Fixed charges	229
Distributed income of equity method investees	15
Capitalized interest	(3)

Earnings available for fixed charges (a)	$917

Fixed charges:
Interest expense	$199
Capitalized interest	3
One third of rental expense(1)	27
Total fixed charges (b)	$229

Pro forma ratio of earnings to fixed charges (a/b)	4.0

(1)
Considered to be representative of interest factor in rental expense.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

        At November 25, 2012, we had a $1.50 billion multi-year revolving credit facility with a syndicate of financial institutions that matures in September 2016. The revolving credit facility has historically been used principally as a back-up facility for our commercial paper program. As of November 25, 2012, there were no outstanding borrowings under the revolving credit facility and we had no borrowings outstanding under our commercial paper program.

Interest Rates

        Loans (other than "bid loans") under the revolving credit facility bear interest, at our election, either at (a) LIBOR plus a percentage spread (ranging from 0.90% to 1.50%) based on our unsecured senior long-term debt ratings or (b) the alternate base rate, described in the credit agreement as the greatest of (i) JPMorgan Chase Bank, N.A.'s prime rate, (ii) the federal funds rate plus 0.50% and (iii) one-month LIBOR plus 1.00%, plus a percentage spread (ranging from 0.0% to 0.50%) based on our unsecured senior long-term debt ratings. Additionally, we have the right to request of the lenders (although the lenders have no obligation to provide) "bid loans" with a lower, fixed interest rate.

Optional Prepayments

        Borrowings under the revolving credit facility generally may be prepaid without penalty.

Covenants

        The revolving credit facility contains affirmative and negative covenants customary for such financings, including, but not limited to, covenants limiting our ability to:

  •
  create liens to secure debt;

  •
  merge, consolidate or sell all or substantially all of our assets; and

  •
  enter into certain sale and lease-back transactions.

        The revolving credit facility requires us to repay borrowings if our consolidated funded debt exceeds 65% of our consolidated capital base, or if our fixed charges coverage ratio, each as defined in the credit agreement, is less than 1.75 to 1.0 on a four-quarter rolling basis. As of November 25, 2012, we were in compliance with the credit agreement's financial covenants.

Default

        The revolving credit facility contains events of default customary for such financings, including, but not limited to:

  •
  nonpayment of principal, interest or fees;

  •
  cross-defaults to other debt;

  •
  inaccuracies of representations and warranties;

  •
  failure to perform negative covenants;

  •
  failure to perform other terms and conditions;

  •
  events of bankruptcy and insolvency; and

  •
  unsatisfied judgments.

New Term Facility

        In connection with the Acquisition, on December 21, 2012, we entered into a Term Loan Agreement, which we refer to as the "Term Loan Agreement," with Bank of America, N.A., as administrative agent and a lender, JPMorgan Chase Bank, N.A., as syndication agent and a lender, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as sole lead arranger and sole bookrunner, and the other financial institutions party thereto. The Term Loan Agreement provides for a $1.5 billion senior unsecured term facility, which facility may be increased to up to $2.0 billion on the terms set forth therein.

        The term credit facility provided for under the Term Loan Agreement matures on the fifth anniversary of the funding of the Term Loan Agreement and is unsecured. We intend to borrow under the Term Loan Agreement immediately prior to the consummation of the Acquisition.

        Loans under the term credit facility will bear interest, at our election, at either (a) LIBOR multiplied by the statutory reserve rate plus a percentage spread (ranging from 1.25% to 2.25%) based on our unsecured senior long-term debt ratings or (b) the alternate base rate, described in the Term Loan Agreement as the greatest of (i) Bank of America N.A.'s prime rate, (ii) the federal funds rate plus 0.50% and (iii) one-month LIBOR plus 1.00%, plus a percentage spread (ranging from 0.25% to 1.25%) based on our unsecured senior long-term debt ratings.

        We have agreed to pay a ticking fee, equal to 0.20% of the unused term loan commitment thereunder from December 26, 2012 until the earliest of (i) the funding of the loans under the term credit facility, (ii) the consummation of the Acquisition and (iii) the termination of the Term Loan Agreement, payable every 90 days, with the first payment due on February 24, 2013, and customary administrative agent fees.

        The Term Loan Agreement contains customary affirmative and negative covenants for unsecured investment grade credit facilities of this type and financial covenants limiting the ratio of our total funded debt to our base capital (initially to be no greater than 0.75:1.00 but reducing pursuant to the terms thereof to 0.65:1.00) and requiring a minimum fixed charge coverage ratio of no greater than 1.75:1.00. The Term Loan Agreement also requires that certain of our wholly-owned domestic subsidiaries guarantee the Term Loan Agreement on the terms and conditions set forth therein if, (i) any subsidiary of ours guarantees any other debt for borrowed money of ours or, solely in the case of any wholly-owned domestic subsidiary of ours, of any other subsidiary of ours in excess of $250.0 million in aggregate principal amount or (ii) we guarantee any debt for borrowed money of any wholly-owned domestic subsidiary of ours in excess of $250.0 million in aggregate principal amount.

        The Term Loan Agreement contains events of default customary for unsecured investment grade credit facilities with corresponding grace periods. If an event of default occurs and is continuing, the lenders may terminate and/or suspend their obligations to make loans under the Term Loan Agreement and/or accelerate amounts due under the Term Loan Agreement and exercise other rights and remedies. In the case of certain events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all of our outstanding obligations will become immediately due and payable.

        The foregoing description of the Term Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is incorporated by reference herein.

Bridge Facility

        In connection with the Acquisition, on December 21, 2012, we entered into a Bridge Loan Agreement which we refer to as the "Bridge Loan Agreement," with Bank of America, N.A., as administrative agent and a lender, JPMorgan Chase Bank, N.A., as syndication agent and a lender,

Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as sole lead arranger and sole bookrunner, and the other financial institutions party thereto. The Bridge Loan Agreement provides for a $4.5 billion bridge credit facility, which facility shall be reduced by certain notes offerings, debt financings, equity issuances and asset sales by us on the terms set forth therein. We intend to use the net proceeds from this offering and the approximately $269.0 million of net proceeds from our recent common stock offering in lieu of borrowing under the bridge facility.

        The bridge credit facility provided for under the Bridge Loan Agreement matures on the day that is 364 days after the funding of the Bridge Loan Agreement and is unsecured.

        Loans under the bridge credit facility will bear interest at, at our election, either (a) LIBOR multiplied by the statutory reserve rate plus a percentage spread (ranging from 1.50% to 3.75%) based on our unsecured senior long-term debt ratings and the amount of time for which such loans have been outstanding or (b) the alternate base rate, described in the Bridge Loan Agreement as the greatest of (i) Bank of America N.A.'s prime rate, (ii) the federal funds rate plus 0.50% and (iii) one-month LIBOR plus 1.00%, plus a percentage spread (ranging from 0.50% to 2.75%) based on our unsecured senior long-term debt ratings and the amount of time for which such loans have been outstanding.

        We have agreed to pay (a) a ticking fee, equal to 0.20% of the unused bridge loan commitment thereunder from December 26, 2012 until the earliest of (i) the funding of the loans under the bridge credit facility, (ii) the consummation of the Acquisition and (iii) the termination of the Bridge Loan Agreement, payable quarterly, with the first payment due on February 24, 2013, (b) a funding fee, equal to 0.50% of each loan funded under the Bridge Loan Agreement, (c) a duration fee, ranging from 0.50% to 2.50% of the unused bridge loan commitment thereunder, based on our unsecured senior long-term debt ratings and the amount of time for which the bridge loan commitments have been outstanding, and (d) customary administrative agent fees.

        The Bridge Loan Agreement contains customary affirmative and negative covenants for unsecured investment grade credit facilities of this type and financial covenants limiting our total funded debt (initially to be no greater than 0.75:1.00 but reducing pursuant to the terms thereof to 0.65:1.00) and requiring a minimum fixed charge coverage ratio of no greater than 1.75:1.00. The Bridge Loan Agreement also requires that certain of our wholly-owned domestic subsidiaries guarantee the Bridge Loan Agreement on the terms and conditions set forth therein if, (i) any subsidiary of ours guarantees any other debt for borrowed money of ours or, solely in the case of any wholly-owned domestic subsidiary of ours, of any other subsidiary of ours in excess of $250.0 million in aggregate principal amount or (ii) we guarantee any debt for borrowed money of any wholly-owned domestic subsidiary of ours in excess of $250.0 million in aggregate principal amount.

        The Bridge Loan Agreement contains events of default customary for unsecured investment grade credit facilities with corresponding grace periods. If an event of default occurs and is continuing, the lenders may terminate and/or suspend their obligations to make loans under the Bridge Loan Agreement and/or accelerate amounts due under the Bridge Loan Agreement and exercise other rights and remedies. In the case of certain events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding obligations of ours will become immediately due and payable.

        The foregoing description of the Bridge Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Bridge Loan Agreement, which is incorporated by reference herein.

ConAgra Foods Senior and Subordinated Debt Securities

        As of November 25, 2012, we had an aggregate principal amount of $3,666.3 million of debt securities outstanding. The specific amounts, maturity and interest rates of these debt securities are set forth in the following table.

	Principal Amount
	(in millions)
Senior Debt
8.25% senior notes due September 2030	$300.0
7.0% senior notes due October 2028	$382.2
6.7% senior notes due August 2027	$9.2
7.125% senior notes due October 2026	$372.4
3.25% senior notes due September 2022	$250.0
7.0% senior notes due April 2019	$500.0
2.100% senior notes due March 2018	$250.0
5.819% senior notes due June 2017	$500.0
1.350% senior notes due March 2015	$250.0
5.875% senior notes due April 2014	$500.0
2.00% to 9.5% lease financing obligations due on various dates through 2029	$80.1
Other debt	$76.5
Subordinated Debt
9.75% subordinated notes due March 2021	$195.9

Total	$3,666.3	(1)

(1)
Does not give effect to (a) the consummation of the Acquisition, (b) the consummation of the Exchange Offers and related consent solicitations, (c) the repayment of up to approximately $1,135.9 million aggregate principal amount of Ralcorp's existing debt securities and any amounts outstanding under its revolving credit facility as described below under "—Tender Offers for Certain Ralcorp Debt Securities" and "—Repayment of Ralcorp Private Notes," (d) ConAgra Foods' entry into the new term facility as described above under "—New Term Facility," (e) ConAgra Foods' issuance of the notes in this offering and (f) the repayment and termination of Ralcorp's existing credit agreement.

ConAgra Foods Senior Notes

        Our 2014 senior notes, 2015 senior notes, 2017 senior notes, 2018 senior notes, 2019 senior notes, 2022 senior notes, 2026 senior notes, 2027 senior notes, 2028 senior notes and 2030 senior notes were all issued under the indenture, dated as of October 8, 1990, between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. and The Chase Manhattan Bank (National Association)), as trustee. The senior notes are our direct, unsecured obligations and are not guaranteed by any of our subsidiaries. The indenture does not directly limit the amount of other debt that may be incurred by us or our subsidiaries. Subject to several enumerated exceptions, the indenture prohibits us and certain of our subsidiaries from securing any debt or other obligation with any principal property or shares of capital stock of certain of our subsidiaries without providing that our senior notes under the indenture shall be secured equally and ratably with the secured debt or other obligation for so long as the secured debt or other obligation remains secured except to the extent the amount of the secured debt or other obligation, along with the value of permitted sale and lease-back transactions does not exceed 10% of our consolidated net tangible assets, as defined in the indenture. The indenture restricts our ability to enter into sale and lease-back transactions as well as to consolidate, merge or sell all or substantially all of our assets. These existing senior notes have substantially the same covenants, change of control provisions and events of default as provided with respect to the notes.

        Our 2027 senior notes are redeemable at the option of the note holders at 100% of the principal amount of the notes together with interest payable to the date of repayment.

ConAgra Foods Subordinated Notes

        Our 2021 subordinated notes were issued under an indenture, dated as of February 7, 1991 (as supplemented by a supplemental indenture dated February 18, 1991), between us and U.S. Bank National Association (as successor to First Trust National Association), as trustee. These subordinated notes are our direct, unsecured obligations, are not guaranteed by any of our subsidiaries and are subordinate and junior in right of payment, to the extent and manner set forth in the subordinated indenture, to all of our senior debt. The subordinated indenture does not directly limit the amount of other debt that may be incurred by us or our subsidiaries. The subordinated indenture restricts our ability to enter into sale and lease-back transactions as well as to consolidate, merge or sell all or substantially all of our assets.

Ralcorp Long-Term Debt

        Ralcorp's long-term debt consisted of the following at September 30, 2012 (in millions):

September 30, 2012
(Actual)
5.43% Senior Notes, Series C, due 2013(1)	$50.0
4.76% Senior Notes, Series D, due 2013(1)	21.4
5.57% Senior Notes, Series E, due 2015(1)	100.0
5.43% Senior Notes, Series F, due 2012(2)	75.0
5.56% Senior Notes, Series I-A, due 2019(1)	75.0
5.58% Senior Notes, Series I-B, due 2019(1)	25.0
5.93% Senior Notes, Series J, due 2022(1)	100.0
7.29% Senior Notes due 2018(3)	577.5
Floating Rate Senior Notes due 2018(3)(4)	20.0
7.39% Senior Notes due 2020(3)	67.0
7.45% Senior Notes, Series 2009A, due 2019(1)	50.0
7.6% Senior Notes, Series 2009B, due 2021(1)	50.0
4.95% Senior Notes due 2020(5)	300.0
6.625% Senior Notes due 2039(5)	450.0
2010 Term Loan, due 2015(6)	—
$300 Revolving Credit Facility(6)	—

$1,960.9
Plus: Unamortized premium (discount), net	3.0
Plus: Unamortized adjustment related to interest rate fair value hedge(7)	15.9
Less: Current portion	(85.7)

$1,894.1

(1)
Following the consummation of the Acquisition, ConAgra Foods expects to repay all of the Ralcorp Private Notes (as defined below) as described below under "—Repayment of Ralcorp Private Notes."

(2)
The Series F Notes were repaid by Ralcorp in December 2012.

(3)
On December 28, 2012, we commenced a tender offer to purchase any and all of the Ralcorp Private Indenture Notes as described below under "—Tender Offers for Certain Ralcorp Debt Securities."

(4)
The 2018 Floating Rate Notes incur interest at a rate of 3-month LIBOR plus 2.54%, adjusted quarterly, and mature on August 15, 2018.

(5)
On December 28, 2012, we commenced the Exchange Offers with respect to the Ralcorp Notes as described below under "—Exchange Offers for Certain Ralcorp Debt Securities."

(6)
Ralcorp's revolving credit facility and 2010 term loan will be terminated in connection with the consummation of the Acquisition.

(7)
In 2011, an $18.8 million gain on an interest rate swap designated as a fair value hedge of the 7.29% Senior Notes was recorded as an increase in the carrying value of the debt and is being amortized to reduce interest expense over the remaining term.

Exchange Offers for Certain Ralcorp Debt Securities

        On December 28, 2012, we commenced the Exchange Offers for any and all of the Ralcorp Notes. In conjunction with the Exchange Offers, we commenced consent solicitations to amend the indentures governing the Ralcorp Notes to, among other things, eliminate substantially all of the restrictive covenants. On January 10, 2013, we amended the Exchange Offers to increase the cash portion of the consideration for any Ralcorp Notes tendered in the Exchange Offers. The Exchange Offers and related consent solicitations are scheduled to expire at 5:00 p.m., New York City time, on January 29, 2013, unless extended or earlier terminated. The early participation period for the Exchange Offers and consent solicitations, wherein Holders of the Ralcorp Notes that validly tendered and did not withdraw their Ralcorp Notes became entitled to receive a consent premium, expired at 5:00 p.m., New York City time, on January 14, 2013, as of which time approximately $714.7 million aggregate principal amount of Ralcorp Notes had been validly tendered for exchange and not withdrawn. The consummation of the Exchange Offers is conditioned upon, among other things, the consummation of the Acquisition. The Exchange Offers are not conditioned on any minimum amount of Ralcorp Notes being tendered pursuant to the Exchange Offers.

Tender Offers for Certain Ralcorp Debt Securities

        On December 28, 2012, we commenced the Tender Offers to purchase any and all of the Ralcorp Private Indenture Notes. In conjunction with the Tender Offers, we commenced consent solicitations to amend the indenture governing the Ralcorp Private Indenture Notes to, among other things, eliminate substantially all of the restrictive covenants. On January 10, 2013, we amended the Tender Offers in certain respects and terminated the consent solicitations. The Tender Offers are scheduled to expire at 5:00 p.m., New York City time, on January 29, 2013, unless extended or earlier terminated. The consummation of the Tender Offers is conditioned upon, among other things, the consummation of the Acquisition.

        The Tender Offers are not conditioned on any minimum amount of Ralcorp Private Indenture Notes being repurchased pursuant to the Tender Offers. Following the consummation of the Tender Offers and the Acquisition, we intend to cause Ralcorp to satisfy and discharge the Ralcorp Private Indenture with respect to all of the Ralcorp Private Indenture Notes that remain outstanding after the consummation of the Tender Offers. Upon satisfaction and discharge, although the Ralcorp Private Indenture Notes will technically remain outstanding until their redemption in August 2013, the Ralcorp Private Indenture will cease to be of further effect with respect to the Ralcorp Private Indenture Notes (except certain administrative provisions).

Repayment of Ralcorp Private Notes

        Pursuant to the terms of the note purchase agreements, as amended and supplemented, governing the Ralcorp Private Notes, the Ralcorp Private Notes may be optionally prepaid upon no less than 30 and no more than 60 days' notice at a price equal to 100% of the aggregate principal amount of such Ralcorp Private Notes plus a make-whole amount. The aggregate principal amount of Ralcorp Private Notes outstanding as of September 30, 2012 was $546.4 million, which includes $75.0 million aggregate principal amount of Ralcorp's 5.43% Senior Notes, Series F, due 2012 that were subsequently repaid by Ralcorp in December 2012. We intend to provide all of the holders of the outstanding Ralcorp Private Notes notice of prepayment contemporaneously with or immediately following the consummation of the Acquisition and prepay all of the outstanding Ralcorp Private Notes.

DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this description under the subheadings "—Optional Redemption" and "Certain Covenants—Certain Definitions Relating to Certain Covenants."

        The notes will be issued under an indenture, dated as of October 8, 1990, which we refer to as the indenture, between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. and The Chase Manhattan Bank (National Association)), which we refer to as the Trustee. The terms of the notes include those stated in the indenture and the notes, as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes will constitute senior debt securities to be issued under the indenture.

        This description of the notes supplements and, to the extent inconsistent therewith, replaces the section entitled "Description of Debt Securities" included in the accompanying prospectus. Because this section is a summary, it does not describe every aspect of the indenture or the notes. This summary is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including definitions of certain terms used in the indenture, and the notes. You should read the indenture and the notes because they contain additional information and they, and not this description, define your rights as a holder of the notes. A copy of the indenture has been filed with the SEC. Additionally, copies of the indenture and forms of the notes are available without charge upon request to us at the address provided under "Where You Can Find More Information." For purposes of this section, references to "ConAgra Foods," "we," "us" or "our" include only ConAgra Foods, Inc. and not any of its subsidiaries.

General

        We will initially issue $             million aggregate principal amount of the 2016 notes, $             million aggregate principal amount of the 2018 notes, $             million aggregate principal amount of the 2023 notes and $             million aggregate principal amount of the 2043 notes in this offering. The 2016 notes will mature on                        , 2016, the 2018 notes will mature on                        , 2018, the 2023 notes will mature on                        , 2023 and the 2043 notes will mature on                        , 2043. The 2016 notes will accrue interest at a rate per annum equal to      %, the 2018 notes will accrue interest at a rate per annum equal to       %, the 2023 notes will accrue interest at a rate per annum equal to      % and the 2043 notes will accrue interest at a rate per annum equal to    %. Interest on each note will accrue from the last interest payment date on which interest was paid or duly provided for, or, if no interest has been paid or duly provided for, from the date of its original issuance.

        Interest on the 2016 notes will be payable semi-annually on                        and                         , commencing on                        , 2013, to the persons in whose names such notes are registered at the close of business on the preceding                        or                         , as the case may be (whether or not a business day). Interest on the 2018 notes will be payable semi-annually on                        and                         , commencing on                        , 2013, to the persons in whose names such notes are registered at the close of business on the preceding                         or                         , as the case may be (whether or not a business day). Interest on the 2023 notes will be payable semi-annually on                        and                         , commencing on                        , 2013, to the persons in whose names such notes are registered at the close of business on the preceding                        or                         , as the case may be (whether or not a business day). Interest on the 2043 notes will be payable semi-annually on                        and                         , commencing on                        , 2013, to the persons in whose names such notes are registered at the close of business on the preceding                        or                         , as the case may be (whether or not a business day).

        The amount of interest payable on the notes will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any day on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on such date.

        We do not intend to apply for listing of the notes on a national securities exchange.

        We may, without the consent of the holders of the notes, create and issue additional senior debt securities ranking equally with the notes of a particular series and otherwise similar in all respects so that any outstanding notes of a particular series and the additional senior debt securities form a single series under the indenture.

        When we use the term "business day," we mean any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law or regulation to close.

Ranking

        The notes:

  •
  will be our unsecured obligations;

  •
  will rank equally and ratably with all our existing and future unsecured and unsubordinated debt and other liabilities;

  •
  will be senior to all our existing and future subordinated debt and other liabilities;

  •
  will be effectively junior to any secured debt to the extent of the assets securing such debt and other liabilities, unless the notes are equally and ratably secured with such secured debt, as required by the indenture under certain circumstances; and

  •
  will be effectively junior to all existing and future debt and other liabilities of our subsidiaries, including trade payables and any debt of Ralcorp that remains outstanding if the Acquisition is consummated.

        Our subsidiaries are distinct legal entities having no obligation to pay any amounts pursuant to, or to make funds available for, the notes.

        As of November 25, 2012, we had outstanding $3,423 million of senior unsecured debt and $3,619 million of total consolidated debt. As of November 25, 2012, after giving pro forma effect to the Acquisition, including the anticipated repayment of $1,136 million aggregate principal amount of Ralcorp's debt securities and any amounts outstanding under its revolving credit facility, we would have had outstanding $10,315 million of senior unsecured debt and $10,511 million of total consolidated debt.

Optional Redemption

        The notes of each series will be redeemable as a whole or in part, at our option at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points in the case of the 2016 notes,                         basis points in the case of the 2018 notes,                        basis points in the case of the 2023 notes and                        basis points in the case of the 2043 notes plus in each case accrued interest on the notes to be redeemed to the date of redemption.

        Notwithstanding the foregoing, if the 2023 notes are redeemed on or after the date that is three months prior to their maturity date, the 2023 notes will be redeemed at a redemption price equal to

100% of the principal amount of the 2023 notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. If the 2043 notes are redeemed on or after the date that is six months prior to their maturity date, the 2043 notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2043 notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes being redeemed.

        "Comparable Treasury Price" means, with respect to any redemption date,

  •
  the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

  •
  if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC and their respective successors and at least two other primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer") selected by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

        Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Special Mandatory Redemption

        We intend to use the net proceeds from this offering, together with cash on hand, borrowings under our existing credit facility and our new term facility and the net proceeds from our recent common stock offering, to fund the Acquisition, including the payment of Ralcorp debt and the payment of related fees and expenses as described under the heading "Use of Proceeds." The closing of this offering is expected to occur prior to the consummation of the Acquisition. The notes will be subject to a special mandatory redemption in the event that the Acquisition is not consummated on or prior to August 26, 2013, or if prior to August 26, 2013, the Merger Agreement is terminated other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced (each such event, a "redemption event"). In such an event, the notes will be redeemed at a redemption price (the "special mandatory redemption price") equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date, which we refer to as the "special mandatory redemption." The "special mandatory redemption date" means the date no later than the tenth business day following the earlier to occur of (a) August 26, 2013, if the Acquisition has not been completed on or prior to August 26, 2013 and (b) the date that the Merger Agreement is terminated other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced (each such event, a "redemption event").

        We, either directly or through the Trustee on our behalf, will cause a notice of the special mandatory redemption to be sent, with a copy to the Trustee, not later than five business days after the occurrence of the redemption event to each holder at its registered address. Such notice will also specify the special mandatory redemption date. If funds sufficient to pay the special mandatory redemption price of all notes to be redeemed on the special mandatory redemption date are deposited with the paying agent on or before such mandatory redemption date, and certain other conditions are satisfied, on and after such special mandatory redemption date, the notes will cease to bear interest and all rights under the notes shall terminate.

Mandatory Redemption; Sinking Fund

        Except as described above, no mandatory redemption obligation will be applicable to the notes. The notes will not be subject to, nor have the benefit of, a sinking fund.

Change of Control Offer

        If a Change of Control Triggering Event occurs with respect to a series of notes, unless we have exercised our option to redeem the notes of the applicable series as described under "—Optional Redemption" above, or a redemption event has occurred as described under "—Special Mandatory Redemption" above, each holder of the notes of the applicable series will have the right to require us to purchase all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such holder's applicable series of notes pursuant to the offer described below, which we refer to as a "Change of Control Offer," at a purchase price equal to 101% of the aggregate principal amount of the applicable series of notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase, which we refer to as the Change of Control Payment, subject to the rights of holders of notes of the applicable series on the relevant record date to receive interest due on the relevant interest payment date.

        We will be required to send a notice to each holder of the notes of the applicable series by first class mail, with a copy to the Trustee, within 30 days following the date upon which any Change of Control Triggering Event with respect to such series of notes occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is mailed, other than as may be required by law, which we refer to as a "Change of Control Payment Date." If the notice is mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all properly tendered notes or portions of notes not validly withdrawn;

  •
  deposit with the paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and

  •
  deliver to the Trustee the repurchased notes, accompanied by an officers' certificate stating, among other things, the aggregate principal amount of repurchased notes.

        We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and the third party purchases all notes of the applicable series properly tendered and not withdrawn under its offer.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of the notes of the applicable series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes of the applicable series, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes of the applicable series by virtue of any such conflict.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes of the applicable series to require us to repurchase the notes of the applicable series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole to another person or group may be uncertain.

        For purposes of the foregoing discussion, the following definitions apply:

        "Capital Stock" means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

        "Change of Control" means the occurrence of any of the following:

  •
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

  •
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

  •
  the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

  •
  the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Continuing Directors" means, as of any date of determination, any member of our Board of Directors who:

  •
  was a member of such Board of Directors on the first date that any of the notes of any series were issued; or

  •
  was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

        "Fitch" means Fitch Ratings and its successors.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agencies" means:

  •
  each of Moody's, S&P and Fitch; and

  •
  if any of Moody's, S&P or Fitch ceases to rate the notes of any series or fails to make a rating of the notes of any series publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act that is selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody's, S&P or Fitch, or each of them, as the case may be.

        "Rating Event" means, with respect to any series of notes, (i) the rating of such notes is lowered by any of the Rating Agencies on any day during the period, which we refer to as the "Trigger Period," commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public notice of our intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies), and (ii) such notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Voting Stock" means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

Book-Entry Notes

        The Depository Trust Company, New York, New York, which we refer to as the Depository or DTC, will be the depositary with respect to the notes. The notes will be issued as global securities registered in the name of Cede & Co., the Depository's partnership nominee, and deposited with the Depository. See "—Book-Entry; Delivery and Form" for further information.

Same-Day Settlement and Payment

        All payments of principal and interest on the notes will be made by ConAgra Foods in immediately available funds. The notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

Additional Terms

        For important additional information applicable to the notes, see "Description of Debt Securities" in the accompanying prospectus. That information includes:

  •
  general information regarding the indenture and the Trustee;

  •
  a description of discharge and defeasance under the indenture;

  •
  a description of modification and amendment of the indenture; and

  •
  additional information regarding the terms of senior debt securities issued under the indenture, including the notes.

Consolidation, Merger, Conveyance or Transfer

        We may, without the consent of the Trustee or the holders of the notes, consolidate or merge with, or sell or convey, including by lease, all or substantially all of our assets to any other person, provided that any successor corporation or the person that acquires such assets by sale or conveyance is a corporation or entity organized under the laws of the United States of America or any state thereof and that such successor corporation or entity expressly assumes all of our obligations under the indenture and the notes and that certain other conditions are met. Following any such sale or conveyance, except in the case of a lease, we will be relieved of all obligations under the indenture and the notes.

Certain Covenants

Limitations on Liens

        We will not, and we will not permit any Consolidated Subsidiary to issue, assume or guarantee any Indebtedness secured by a Lien upon or with respect to any Principal Property or on the capital stock of any Consolidated Subsidiary that owns any Principal Property unless:

  •
  we provide that the notes will be secured by such Lien equally and ratably with any and all other obligations and debt secured thereby; or

  •
  the aggregate amount of all our Indebtedness and the Indebtedness of our Consolidated Subsidiaries, together with all Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time, with the exception of transactions which are not subject to the limitation described in "Limitations on Sale and Lease-Back Transactions" below, does not exceed 10% of Consolidated Net Tangible Assets, as shown on the audited consolidated balance sheet contained in the latest annual report to our stockholders.

        This limitation on Liens will not apply to:

  •
  any Lien existing on any Principal Property on October 8, 1990;

  •
  any Lien created by a Consolidated Subsidiary in our favor or in favor of any wholly-owned Consolidated Subsidiary;

  •
  any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary or at the time such corporation is merged or consolidated with or into us or a Consolidated Subsidiary and the Lien was not created in contemplation of the merger or consolidation;

  •
  any Lien on any asset which exists at the time of the acquisition of the asset and the Lien was not created in contemplation of the acquisition of the asset;

  •
  any Lien on any asset or improvement to an asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or improving such asset, if such Lien attaches to such asset concurrently with or within 180 days after its acquisition or improvement and the principal amount of the Indebtedness secured by any such Lien, together with all other Indebtedness secured by a Lien in such property, does not exceed the purchase price of such property or the cost of such improvement;

  •
  any Lien incurred in connection with pollution control, industrial revenue or any similar financing;

  •
  any refinancing, extension, renewal or replacement of any of the Liens described under the heading "Limitations on Liens" if the principal amount of the Indebtedness secured thereby is not increased and is not secured by any additional assets; or

  •
  any Liens arising in the ordinary course of our business or the business of any Consolidated Subsidiary that do not secure Indebtedness and do not in the aggregate materially detract from the value of our assets or the assets of such Consolidated Subsidiary, as the case may be, or materially impair the use thereof, in the operation of our business or the Consolidated Subsidiary's business.

Limitations on Sale and Lease-Back Transactions

        Neither we nor any Consolidated Subsidiary may enter into any Sale and Lease-Back Transaction. Such limitation will not apply to any Sale and Lease-Back Transaction if:

  •
  the net proceeds to us or such Consolidated Subsidiary from the sale or transfer equals or exceeds the fair value, as determined by our board of directors, of the property so leased;

  •
  we or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased as described under the heading "Limitations on Liens" above; or

  •
  within 90 days of the effective date of any such Sale and Lease-Back Transaction, we apply an amount equal to the fair value, as determined by our board of directors, of the property so leased to the retirement of our Funded Indebtedness, other than Funded Indebtedness we were otherwise obligated to repay within such 90-day period.

Certain Definitions Relating to Certain Covenants

        "Attributable Debt" means the present value, determined as set forth in the indenture, of the obligation of a lessee for rental payments for the remaining term of any lease.

        "Consolidated Net Tangible Assets" means the Net Tangible Assets of us and our Consolidated Subsidiaries consolidated in accordance with generally accepted accounting principles and as provided in the definition of Net Tangible Assets. In determining Consolidated Net Tangible Assets, minority interests in unconsolidated subsidiaries shall be included.

        "Consolidated Subsidiary" and "Consolidated Subsidiaries" mean a subsidiary or subsidiaries the accounts of which are consolidated with ours in accordance with generally accepted accounting principles.

        "Funded Indebtedness" means all Indebtedness of a corporation which would, in accordance with generally accepted accounting principles, be classified as funded debt. Funded Indebtedness will also, in any event, include all Indebtedness, whether secured or unsecured, of a corporation which has a final maturity, or a maturity renewable or extendable at the option of the corporation, more than one year after the date as of which Funded Indebtedness is to be determined.

        "Indebtedness" means any and all of the obligations of a corporation for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the corporation as a liability as of the date of which Indebtedness is to be determined.

        "Lien" means any mortgage, pledge, security interest or other lien or encumbrance.

        "Net Tangible Assets" means the total amount of assets of a corporation, both real and personal, less the sum of:

  •
  all reserves for depletion, depreciation, obsolescence and/or amortization of such corporation's property as shown by the books of such corporation, other than general contingency reserves, reserves representing mere appropriations of surplus and reserves to the extent related to intangible assets which are excluded in calculating Net Tangible Assets; and

  •
  all Indebtedness and other current liabilities of such corporation other than Funded Indebtedness, deferred income taxes, reserves which have been deducted pursuant to the above bullet point, general contingency reserves and reserves representing mere appropriations of surplus and liabilities to the extent related to intangible assets which are excluded in calculating Net Tangible Assets.

        The definition of Net Tangible Assets excludes licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense and other like intangibles, treasury stock and unamortized discount and expense.

        "Principal Property" means, as of any date, any building, structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by us or any Consolidated Subsidiary, and in each case the net book value of which as of such date exceeds 2% of Consolidated Net Tangible Assets as shown on the audited consolidated balance sheet contained in the latest annual report to our stockholders, other than any such land, building, structure or other facility or portion thereof which, in the opinion of our board of directors, is not of material importance to the business conducted by us and our Consolidated Subsidiaries, considered as one enterprise.

        "Sale and Lease-Back Transactions" means any arrangement with any person providing for the leasing by us or a Consolidated Subsidiary of any Principal Property that we or such Consolidated Subsidiary has sold or transferred or is about to sell or transfer to such person. However, the definition does not include temporary leases for a term of not more than three years or transactions between us and a Consolidated Subsidiary.

Events of Default

        An "Event of Default" is defined under the indenture with respect to the notes as being:

  •
  our default in the payment of any installment of interest, when due, on any of the notes and which default continues for a period of 30 days;

  •
  our default in the payment, when due, of the principal of any of the notes, whether the default in payment is at maturity, upon redemption, by declaration or otherwise;

  •
  our default in the observance or performance of any other covenant or agreement contained in the indenture, other than a default in the performance of a covenant or warranty that is specifically dealt with elsewhere in the indenture, for a period of 90 days after written notice, as provided in the indenture;

  •
  the occurrence of certain events of bankruptcy, insolvency or reorganization; or

  •
  our failure to comply with any other covenant the noncompliance with which would specifically constitute an Event of Default with respect to the notes.

        If an Event of Default due to the default in payment of principal of, or interest on, the notes or due to the default in the performance of any covenants or agreements applicable to the notes but not applicable to all then-outstanding debt securities, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the notes may declare the principal of all notes and interest accrued thereon to be due and payable immediately.

        If an Event of Default due to the default in the performance of any covenant or agreement in the indenture applicable to all then-outstanding debt securities occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal of all debt securities and interest accrued thereon to be due and payable immediately.

        If an Event of Default due to certain events of bankruptcy, insolvency and reorganization occurs and is continuing, then the entire principal amount of the notes and interest accrued thereon will automatically become due and payable without any declaration or other act on the part of the Trustee or any holder.

        Under certain circumstances, the holders of a majority in aggregate principal amount of the notes may rescind a declaration that the principal and accrued interest on the notes are due and payable immediately or waive a past default. However, such holders may not waive a continuing default in the payment of any principal of, or interest on, the notes other than any principal which becomes due solely as a result of such declaration.

        The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction may not be in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the Trustee is entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by acting in compliance with any such direction.

        We furnish to the Trustee annually a statement of certain of our officers to the effect that, to the best of their knowledge, we are not in default of the performance of the terms of the indenture or, if they have knowledge that we are in default, specifying the default.

        The indenture provides that no holder of notes may institute any action against us under the indenture, except actions for payment of overdue principal or interest, unless all of the following occurs:

  •
  the holder gives to the Trustee written notice of the continuing Event of Default;

  •
  the holders of at least 25% in aggregate principal amount of the notes make a written request to the Trustee to pursue the remedy;

  •
  such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, expenses or liabilities which may be incurred;

  •
  the Trustee does not comply with the request within 60 days after receiving the request and the offer of indemnity; and

  •
  during such 60-day period, the holders of a majority in aggregate principal amount of such notes do not give the Trustee a direction that is inconsistent with the request.

        The indenture requires the Trustee to give all of the holders of outstanding notes notice of any default by us with respect to the notes, unless the default has been cured or waived. Except in the case of a default in the payment of principal of, and any premium or interest on, any outstanding notes, the Trustee is entitled to withhold such notice in the event the board of directors, the executive committee or a trust committee of directors or certain officers of the Trustee in good faith determines that withholding such notice is in the interest of the holders of the outstanding notes.

Applicable Law

        The notes will be and the indenture is governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

        The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. and The Chase Manhattan Bank (National Association)) is the Trustee under the indenture. From time to time, we and our subsidiaries maintain ordinary banking relationships with the Trustee.

Book-Entry; Delivery and Form

        Except as set forth below, the notes of each series will be issued in registered global form in minimum denominations of $2,000 and multiples of $1,000 in excess of that amount.

        The notes of each series will initially be represented by one or more fully registered global notes, which we refer to collectively as the global notes. Each such global note will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

        The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes. The notes of each series will be issued only in the form of definitive global securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until they are exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintain as participants in DTC.

        Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC for such global notes, who we refer to as participants, or persons that may hold interests through participants. Upon the issuance of the global notes, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the notes represented by such global note beneficially owned by such participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the global notes, except in the event that use of the book-entry system for the global notes is discontinued. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

        So long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. Except as set forth below, owners of beneficial interests in the global notes will not be entitled to have notes represented by such global notes registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in the global notes must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any of the global notes desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. Beneficial owners may ascertain that the nominee holding the global notes for their benefit has agreed to obtain and transmit notices to beneficial owners or beneficial owners may provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Principal and interest payments on interests represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of such global notes. None of ConAgra Foods, the Trustee or any other agent of ConAgra Foods or agent of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of the global notes, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such global notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        If DTC is at any time unwilling or unable to continue as depository for the global notes of any series of notes, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days with respect to such series, we will issue notes of such series in definitive form in exchange for the global notes. Any notes issued in definitive form in exchange for such global notes will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

        DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) directly or indirectly own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of United States federal income tax considerations relating to the acquisition, ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the United States federal income tax treatment of debt instruments. These authorities may be changed, perhaps with retroactive effect, so as to result in United States federal income tax consequences different from those set forth below.

        This summary is limited to beneficial owners of the notes that purchase the notes upon their initial issuance at their "initial offering price" (i.e., the first price at which a substantial amount of the notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and that will hold the notes as "capital assets" within the meaning of Section 1221 of the Code for United States federal income tax purposes (the "Holders"). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all United States federal income tax considerations that may be applicable to Holders' particular circumstances or to Holders that may be subject to special tax rules, such as, for example:

  •
  Holders subject to the alternative minimum tax;

  •
  banks, insurance companies, or other financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt organizations;

  •
  brokers and dealers in securities or commodities;

  •
  expatriates;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  U.S. Holders (as defined below) whose functional currency is not the United States dollar;

  •
  persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code; or

  •
  entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

        If an entity or arrangement classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership or arrangement classified as a partnership that will hold notes, you are urged to consult your tax advisor regarding the tax consequences of holding the notes to you

        This summary of certain United States federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax considerations arising under other United States federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

        The following discussion is a summary of the general U.S. federal income tax consequences that will apply to you if you are a "U.S. Holder." For purposes of this discussion, a U.S. Holder is a beneficial owner of a note that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the U.S.; (b) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia); (c) an estate the income of which is subject to United States federal income taxation regardless of its source; or (d) a trust (i) if a Court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of interest

        It is anticipated, and this discussion assumes, that the notes will be issued at par or at a discount that is no more than "de minimis" Original Issue Discount for United States federal income tax purposes. Stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Sale or other taxable disposition of notes

        Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which, if not previously included in income, will be treated as interest as described above) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your cost for the note. Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than 12 months. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation (which rates, without congressional action, will increase in 2013). The deductibility of capital losses is subject to certain limitations.

Payment contingencies

        As described above under "Description of the Notes—Change of Control Offer," in the event a change of control triggering event occurs, we may be required to repurchase notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase. Also, we may, under certain circumstances, redeem or repurchase the notes before maturity as described above under "Description of the Notes-Optional Redemption." Treasury Regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder's income, gain or loss with respect to the notes to be different from the consequences discussed above. Although the issue is not free from doubt, we intend to treat the possibility of the payment of such additional amounts "remote" or "incidental" and therefore not subject to treatment as contingent payment debt instruments under the applicable Treasury Regulations. Our treatment will be binding on all U.S. Holders, except a holder that discloses its differing treatment in a statement attached to its timely filed United States federal income tax return for the taxable year during which the note was acquired. Our treatment is not binding on the Internal Revenue Service, or IRS, which may take a contrary position and treat the notes as contingent payment debt instruments. If the notes were deemed to be contingent payment debt instruments, a holder would generally be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, a U.S. Holder would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any payments are made that differ from the payments calculated based on the assumed yield. You are urged to consult your own tax advisors regarding the potential application to the notes of the rules regarding contingent payment debt instruments and the consequences thereof.

        This discussion assumes the notes will not be treated as contingent payment debt instruments.

Medicare tax

        For taxable years beginning after December 31, 2012, certain U.S. Holders who are individuals, estates or trusts will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. Holder's "net investment income" for the relevant taxable year (undistributed net investment income in the case of an estate or trust) and (ii) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's net investment income generally will include its interest income and its net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information reporting and backup withholding

        In general, information reporting requirements will apply to payments of interest and the proceeds of certain sales and other taxable dispositions (including retirements or redemptions) of notes unless you are an exempt recipient. Backup withholding (at a rate of 28%) will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that payments to you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your United States federal income tax liability and may entitled you to a refund, provided that you furnish the required information to the IRS on a timely basis.

Consequences to Non-U.S. Holders

        The following is a summary of the general United States federal income tax consequences that will apply to you if you are a "Non-U.S. Holder" of the notes. You are a "Non-U.S. Holder" if you are a beneficial owner of a note that is an individual, corporation, estate or trust and that is not a U.S. Holder.

Payments of interest

        Subject to the discussion of backup withholding below, payments of interest on the notes to you generally will be exempt from United States federal income tax and withholding tax under the "portfolio interest" exemption if you properly certify as to your foreign status (as described below) and:

  •
  you do not conduct a trade or business within the United States to which the interest income is effectively connected (or, in the case of an applicable income tax treaty, attributable to your permanent establishment in the United States);

  •
  you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder;

  •
  you are not a "controlled foreign corporation" that is related to us through stock ownership;

  •
  you are not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code; and

  •
  you provide a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent certifying under penalty of perjury that you are not a United States person. If you hold the notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will be subject to the 30% United States federal withholding tax, unless you provide us either with (1) a properly executed IRS Form W-8BEN (or successor form) establishing an exemption from (or a reduction of) withholding under the benefit of an applicable income tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the note is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—Income or gain effectively connected with a United States trade or business").

Sale or other taxable disposition of notes

        Subject to the discussion of backup withholding below, you generally will not be subject to United States federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to your permanent establishment in the United States); or

  •
  you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

        If a Non-U.S. Holder is described in the first bullet point, see "—Income or gain effectively connected with a United States trade or business" below. If you are described in the second bullet point, you will generally be subject to United States federal income tax at a rate of 30% on the amount by which your capital gains allocable to United States sources, including gain from such disposition, exceed any capital losses allocable to United States sources, except as otherwise required by an applicable income tax treaty.

        To the extent that the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest on the notes, this amount generally will be treated in the same manner as described in "—Payments of interest" above.

Income or gain effectively connected with a United States trade or business

        If you are engaged in the conduct of a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of a note is effectively connected with the conduct of that trade or business, you will generally be subject to United States federal income tax (but not the 30% United States federal withholding tax on interest if certain certification requirements are satisfied) on that interest and on gain on a net income basis in the same manner as if you were a United States person as defined under the Code. You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any effectively connected income or gain generally will be subject to United States federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Information reporting and backup withholding

        Generally, information returns will be filed with the IRS in connection with payments of interest on the notes and proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You may be subject to backup withholding of tax on payments of interest and, depending on the circumstances, the proceeds of a sale or other taxable disposition (including a retirement or redemption) unless you comply with certain certification procedures to establish that you are not a U.S. person. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

FATCA

        On March 18, 2010, the Foreign Account Tax Compliance Act ("FATCA") was signed into law as part of the Hiring Incentives to Restore Employment Act. Under certain circumstances, FATCA will impose a withholding tax of 30% on payments of U.S. source interest on, and the gross proceeds from a disposition of, debt securities made to certain foreign entities (including, in some instances, where such an entity is acting as an intermediary) unless various information reporting requirements are satisfied. These rules generally will apply to payments made with respect to debt securities after December 31, 2012, other than with respect to debt securities outstanding on March 18, 2012.

        Despite the December 31, 2012 date set forth in FATCA, administrative guidance and proposed Treasury Regulations indicate that that the withholding requirements with respect to interest will be delayed until January 1, 2014 and that the withholding requirements with respect to gross proceeds will be delayed until January 1, 2015. In addition, under the proposed Treasury Regulations, withholding will generally not apply to payments pursuant to debt securities outstanding on January 1, 2013. These proposed Treasury Regulations will be effective only when finalized. Because the notes will be issued after January 1, 2013, FATCA withholding would apply to the notes if the final Treasury Regulations provide for the same delay in applicable dates. You are urged to consult your own tax advisor regarding FATCA and the proposed Treasury Regulations as they apply to the notes.

        The discussion of United States federal income tax considerations set forth above is included for general information only and may not be applicable depending upon a Holder's particular situation. Prospective purchasers of the notes are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

CERTAIN ERISA CONSIDERATIONS

        The following summary regarding certain aspects of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.

        ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA and plans subject to Section 4975 of the Code (each such employee benefit plan or plan, a "Plan"), on entities whose underlying assets include plan assets by reason of a Plan's investment in such entities and on those persons who are "fiduciaries" as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans. In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the notes satisfies these requirements.

        An investor who is considering acquiring the notes with the assets of a Plan must consider whether the acquisition and holding of the notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).

        ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the notes. Under Section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such) and such transactions may have to be rescinded.

        As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a "Governmental Plan"), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code (each, a "Church Plan") and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a "non-U.S. Plan") are not subject to Title I of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Code, it may be subject to other United States federal, state or local laws or non-U.S. laws that regulate its investments (a "Similar Law"). A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the notes satisfies the requirements, if any, under any applicable Similar Law.

        The notes may be acquired by a Plan, a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the notes will be deemed to represent and warrant to us and the trustee that (1)(a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, (iv) a non-U.S. Plan or (v) an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan, (b) it is a Plan or an entity whose underlying assets include the assets of a Plan and the acquisition and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (c) it is a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets include the assets of a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the notes; and (2) it will notify us and the trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

        This offer is not a representation by us or the underwriters that an acquisition of the notes meets any or all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans, non-U.S. Plans or entities whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan, non-U.S. Plan or entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan.

UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement dated January , 2013 among us and the underwriters, each of the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as representatives, has severally agreed to purchase from us the principal amount of notes set forth opposite its name below.

Underwriter	Aggregate Principal Amount of 2016 Notes to be Purchased	Aggregate Principal Amount of 2018 Notes to be Purchased	Aggregate Principal Amount of 2023 Notes to be Purchased	Aggregate Principal Amount of 2043 Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
J.P. Morgan Securities LLC
RBS Securities Inc.
Wells Fargo Securities, LLC
Mitsubishi UFJ Securities (USA), Inc.
BNP Paribas Securities Corp.
Mizuho Securities USA Inc.
U.S. Bancorp Investments, Inc.

Total	$	$	$	$

        The underwriting agreement provides that the obligations of the several underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The underwriters are obligated to purchase and accept delivery of all of the notes if they purchase any of the notes.

        The underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain securities dealers at such prices less a concession not in excess of      % per 2016 note,      % per 2018 note,      % per 2023 note and      % per 2043 note. The underwriters may allow, and such dealers may re-allow, concessions not in excess of      % per 2016 note,      % per 2018 note,      % per 2023 note and       % per 2043 note on sales to other dealers. After the offering of the notes, the public offering prices, concessions and other selling terms may be changed by the underwriters. The notes are offered subject to receipt and acceptance by the underwriters and to certain other conditions, including the right to reject orders in whole or in part.

        The following table shows underwriting discounts that we are to pay to the underwriters in connection with the offering of the notes (expressed as a percentage of the principal amount of the notes and dollars in total):

Paid by ConAgra Foods, Inc.
Per 2016 note		%
Per 2018 note		%
Per 2023 note		%
Per 2043 note		%
Total:	$

        We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $             .

        We have agreed to indemnify the underwriters against certain liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect thereof.

        The notes are new issues of securities with no established trading markets. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes of each series after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

        In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the prices of the notes. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market prices of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities at any time without notice.

Alternative Settlement Date

        It is expected that delivery of the notes will be made on or about the date specified on the cover page of this prospectus supplement, which is the      business day following the date of this prospectus supplement (such settlement cycle being referred to as "T+    "). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes will settle in T+     , to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day should consult their own advisors.

        The underwriters and their affiliates have provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and will receive customary compensation. In addition, certain affiliates of the underwriters are, among other things, lenders under our revolving credit facility. Merrill Lynch, Pierce, Fenner & Smith, Incorporated is serving as the Dealer Manager in the Exchange Offers and the Tender Offers, as the sole underwriter in our recent common stock offering, and as the Sole Lead Arranger and Sole Bookrunner under our new term facility. Bank of America, N.A. serves as the Administrative Agent under our new term facility and as Administrative Agent under our revolving credit facility. JPMorgan Chase Bank, N.A. serves as Syndication Agent under our new term facility. The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association, The Royal Bank Of Scotland Plc, Mizuho Corporate Bank, Ltd., BNP Paribas and U.S. Bank National Association serve as Documentation Agents under our new term facility. In the ordinary course of business, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ConAgra Foods or its affiliates. If any of the underwriters have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in ConAgra Foods securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

        (a)   to any legal entity that is a qualified investor (as defined in the Prospectus Directive);

        (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters or nominated by us for any such offer; or

        (c)   at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes referred to in (a) to (c) above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 Amending Directive" means Directive 2010/73/EU.

        In addition, each underwriter has represented and agreed that:

          (i)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

         (ii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        Jones Day will pass upon the validity of the notes being offered hereby. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Sidley Austin LLP.

EXPERTS

        The consolidated financial statements and the financial statement schedule of ConAgra Foods, Inc. and its subsidiaries as of May 27, 2012 and May 29, 2011 and for each of the years in the three-year period ended May 27, 2012 and management's annual report on internal control over financial reporting as of May 27, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The report of KPMG LLP on the consolidated financial statements contains an explanatory paragraph that states that ConAgra Foods, Inc. elected to change its method of accounting for pension benefits in 2012. This method has been applied retrospectively to all periods presented.

        The audited historical financial statements of Ralcorp Holdings, Inc. and management's assessment of the effectiveness of internal control over financial reporting included in Exhibit 99.1 of ConAgra Foods, Inc.'s Current Report on Form 8-K dated January 3, 2013 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and also contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Pastificio Annoni S.p.A., Petri Baking Products, Inc., and Gelit S.r.l. businesses acquired as of September 30, 2012) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

ConAgra Foods, Inc.

Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities

        We may from time to time offer and sell, in one or more offerings, common stock, preferred stock, senior debt securities, subordinated debt securities, or any combination of these securities. This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis.

        Our common stock is listed on the New York Stock Exchange under the symbol "CAG."

        You should carefully consider the risk factors included in any accompanying prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider. See "Risk Factors" on page 4 and in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2011.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using an automatic "shelf" registration process. Under this shelf registration process, we may at any time and from time to time sell the securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of offering.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information" and "Information We Incorporate by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        References in this prospectus to the terms "we," "us," "our," "ConAgra," "ConAgra Foods," the "Company" or other similar terms mean ConAgra Foods, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or at our website at http://www.conagrafoods.com. We do not intend for information contained on our website to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended May 29, 2011;

  •
  our Quarterly Report on Form 10-Q for the quarter ended August 28, 2011;

  •
  our Current Reports on Form 8-K, as filed with the SEC on June 24, 2011, July 15, 2011, September 15, 2011 and September 27, 2011; and

  •
  the description of ConAgra Food's common stock contained in registration statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.

        We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Investor Relations Department
ConAgra Foods, Inc.
One ConAgra Drive
Omaha, Nebraska 68102-5001
(402) 240-4157

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. Words such as "believe," "estimate," "project," "expect," "anticipate," "may," "will," "could" and "should," and variations of such words and other similar expressions, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in or by such forward-looking statements. In addition to the risk factors incorporated by reference into this prospectus, important factors that could cause our actual results to differ materially from those in forward-looking statements include, among others:

  •
  availability and prices of raw materials;

  •
  the effectiveness of our product pricing;

  •
  future economic circumstances;

  •
  industry conditions;

  •
  our ability to execute our strategic, operating and restructuring plans;

  •
  the success of our innovation, marketing, and cost savings initiatives;

  •
  the amount and timing of repurchases of our common stock, if any;

  •
  competitive environment and related market conditions;

  •
  operating efficiencies;

  •
  the ultimate impact of any product recalls;

  •
  access to capital;

  •
  actions of governments and regulatory factors affecting our businesses, including the Patient Protection and Affordable Care Act; and

  •
  other risks described in our reports filed with the SEC.

        The forward-looking statements in this prospectus and the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

THE COMPANY

        We are one of North America's leading packaged food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. We report our operations in two reporting segments: Consumer Foods and Commercial Foods.

        Our Consumer Foods reporting segment includes branded, private label, and customized food products that are sold in various retail and foodservice channels, principally in North America. The products include a variety of categories (meals, entrées, condiments, sides, snacks, and desserts) across frozen, refrigerated, and shelf-stable temperature classes.

        Our Commercial Foods reporting segment includes commercially branded foods and ingredients, which are sold principally to foodservice, food manufacturing, and industrial customers. Our Commercial Foods segment's primary products include: specialty potato products, milled grain ingredients, a variety of vegetable products, seasonings, blends, and flavors which are sold under brands such as ConAgra Mills®, Lamb Weston®, and Spicetec Flavors & SeasoningsTM.

* * * *

        We were initially incorporated as a Nebraska corporation in 1919 and were reincorporated as a Delaware corporation in December of 1975. Our principal executive offices are located at One ConAgra Drive, Omaha, NE 68102-5001, and our main telephone number is (402) 240-4000.

        For additional information concerning ConAgra Foods, please see our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See "Where You Can Find More Information."

RISK FACTORS

        Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this document. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

        Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement(s) for our operations and for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods presented.

	Three Month Period Ended	Fiscal Years Ended May
	August 28, 2011	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	2.8	5.5	4.6	4.0	3.1	3.1

        For purposes of calculating the ratio of earnings to fixed charges, earnings are equal to the amount resulting from (1) adding (a) income from continuing operations before income taxes and equity method investment earnings, (b) fixed charges and (c) distributed income of equity method investees and (2) subtracting capitalized interest. Fixed charges are equal to the sum of (1) interest expense, (2) capitalized interest and (3) an estimate of the interest within rental expense.

        Because we have no preferred stock issued (and have not had any issued during the fiscal years or periods shown above), a ratio of earnings to combined fixed charges and preferred dividends is not presented.

DESCRIPTION OF CAPITAL STOCK

  General

        Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $5.00 per share; 150,000 shares of Class B preferred stock, $50.00 par value; 250,000 shares of Class C preferred stock, $100.00 par value; 1,100,000 shares of Class D preferred stock, without par value; and 16,550,000 shares of Class E preferred stock, without par value.

  Dividends on Capital Stock

        The board of directors may declare and pay dividends on our common stock out of funds legally available for that purpose, subject to the rights of holders of preferred stock.

  Preferred Stock

        We may issue preferred stock in series with rights and preferences as authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock offered under this prospectus. Each prospectus supplement will describe, as to the preferred stock to which it relates:

  •
  the title of the series;

  •
  the voting rights of the holders of the preferred stock;

  •
  the dividends, if any, which will be payable with regard to the series;

  •
  the terms, if any, on which the series may or will be redeemed;

  •
  the preference, if any, to which holders of the series will be entitled upon our liquidation;

  •
  the right, if any, of holders of the series to convert them into another class of our stock or securities; and

  •
  any other material terms of the series.

  Common Stock

        Our common stock is listed on the New York Stock Exchange under the symbol "CAG". The holders of our common stock are entitled to one vote for each share. Upon liquidation, the holders of our common stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of any series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of our common stock and will subject our common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

        The shares of our common stock offered under this prospectus will be fully paid and non-assessable. Our common stock has no conversion rights nor are there any redemption or sinking fund provisions with respect to the common stock. Holders of our common stock have no pre-emptive right to subscribe for or purchase any additional stock or securities of ConAgra Foods.

  Provisions of Our Certificate of Incorporation and Delaware Law That May Have an Anti-Takeover Effect

        Article XII of our certificate of incorporation prescribes relevant factors, including social and economic effects on employees, customers, suppliers and other constituents of ConAgra Foods, to be considered by the board of directors when reviewing any proposal by another corporation to acquire or combine with ConAgra Foods.

        Article XIII of our certificate of incorporation requires that any action required or permitted to be taken by ConAgra Foods stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by the stockholders.

        Article XIV of our certificate of incorporation provides in general that any direct or indirect purchase by ConAgra Foods or any subsidiary of ConAgra Foods of any of its voting stock, as defined in Article XIV, or rights to acquire voting stock, known to be beneficially owned by any person or group that holds more than 3% of a class of its voting stock, referred to in this paragraph as an interested stockholder, and that has owned the securities being purchased for less than two years, must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the voting stock, excluding voting stock held by an interested stockholder. Article XVIII is intended to prevent "greenmail," which is a term used to describe the accumulation of a block of a corporation's stock by a speculator and the subsequent attempt by the speculator to coerce the corporation into repurchasing its shares, typically at a substantial premium over the market price.

        We are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that the person became an interested stockholder, unless:

  •
  prior to the time that the person became an interested stockholder the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder's becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock that is not owned by the interested stockholder.

        A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

        The provisions of our certificate of incorporation and Delaware law described in this section may be deemed to have anti-takeover effects. These provisions may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of ConAgra Foods. These provisions may also make more difficult an attempt by a stockholder or other entity to remove management.

DESCRIPTION OF DEBT SECURITIES

  Indentures

        Our debt securities will be issued under one of the following indentures:

  •
  a senior debt indenture, dated as of October 8, 1990, between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. and The Chase Manhattan Bank (National Association)), as trustee; or

  •
  a subordinated debt indenture, dated as of March 10, 1994, between us and U.S. Bank National Association (as successor to First Trust National Association) as trustee.

        We refer to The Bank of New York Mellon and U.S. Bank National Association in this prospectus as the trustee or trustees.

  Debt Securities May Be Senior or Subordinated

        We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under our subordinated debt indenture and will be subordinate and junior in right of payment to all of our senior indebtedness, as described below. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our senior debt indenture and our subordinated debt indenture individually as an "indenture" and collectively as the "indentures."

        We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities.

        Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement. The indentures are substantially identical, except for the provisions relating to limitations on liens and limitations on sales and leasebacks, which are included in the senior debt indenture only, and to subordination, which are included in the subordinated debt indenture only.

  General

        The indentures do not limit the amount of debentures, notes or other evidences of indebtedness that we may issue under the indentures. Debt securities may be issued under the indentures from time to time in one or more series.

        You should look in the prospectus supplement for the following terms of the debt securities:

  •
  classification as senior or subordinated debt securities and the specific designation of such securities;

  •
  the aggregate principal amount and purchase price;

  •
  the currency in which the debt securities are denominated and/or in which principal, any premium and any interest are payable;

  •
  the date or dates on which the debt securities will mature and any right to extend such date or dates;

  •
  the rate or rates, or the method by which such rate will be determined, at which the debt securities will bear interest, if any, and the dates on which any such interest will be payable;

  •
  the place or places where the principal of, interest and premium, if any, on the debt securities will be payable;

  •
  the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, the debt securities may be put, called or redeemed, in whole or in part, at our option or at your option;

  •
  whether the debt securities will be issued in registered form or bearer form and, if debt securities in bearer form are issued, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in bearer form;

  •
  whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

  •
  provisions for a sinking, or purchase or analogous fund;

  •
  the terms, if any, upon which such debt securities may be convertible into or exchangeable for shares of our common stock or other equity securities (and the class thereof) and the terms and conditions upon which such conversion or exchange will be effected, including, without limitation, the initial conversion price or rate and the conversion period; and

  •
  any other specific terms of the debt securities, including any additional events of default or covenants with respect to debt securities, and any terms which may be required by or advisable under United States laws or regulations.

        You may present debt securities for exchange and you may present registered debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indentures. Debt securities in bearer form and any related coupons will be transferable by delivery.

        Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate, may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable prospectus supplement.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices or indices. You may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

        There are no covenants or other specific provisions in the indentures to afford protection to you in the event of a highly leveraged transaction or a change in control of ConAgra Foods, except to the limited extent described under the heading "Certain Covenants in the Senior Debt Indenture" or as described in the applicable prospectus supplement.

  Subordination Provisions of the Subordinated Debt Indenture

        There are contractual provisions in the subordinated debt indenture that may prohibit us from making payments on our subordinated debt securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness.

        The subordinated debt indenture defines "senior indebtedness" generally as obligations of, or guaranteed or assumed by, ConAgra Foods for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or obligations. The subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the subordinated debt indenture.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make those payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

  •
  of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

  •
  a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness, and that default has not been cured or waived or has not ceased to exist;

  •
  there has occurred any other event of default with respect to senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, and that event of default has not been cured or waived or has not ceased to exist; or

  •
  that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the subordinated debt indenture and that declaration has not been rescinded and annulled as provided under the subordinated debt indenture.

  Certain Covenants in the Senior Debt Indenture

        The restrictions described in this section apply to the senior debt securities issued under the senior debt indenture unless the prospectus supplement states otherwise. If these restrictions apply to a series of senior debt securities, only a majority of the holders of such series can waive our compliance. See "Modification of the Indentures." The following definitions from the senior debt indenture are used in this section of the prospectus:

        "Attributable Debt" means the present value, determined as set forth in the senior debt indenture, of the obligation of a lessee for rental payments for the remaining term of any lease.

        "Consolidated Net Tangible Assets" means the Net Tangible Assets of us and our Consolidated Subsidiaries consolidated in accordance with generally accepted accounting principles and as provided in the definition of Net Tangible Assets. In determining Consolidated Net Tangible Assets, minority interests in unconsolidated subsidiaries shall be included.

        "Consolidated Subsidiary" and "Consolidated Subsidiaries" mean a subsidiary or subsidiaries the accounts of which are consolidated with ours in accordance with generally accepted accounting principles.

        "Funded Indebtedness" means all Indebtedness of a corporation which would, in accordance with generally accepted accounting principles, be classified as funded indebtedness. Funded Indebtedness will also, in any event, include all Indebtedness, whether secured or unsecured, of a corporation which has a final maturity, or a maturity renewable or extendable at the option of the corporation, more than one year after the date as of which Funded Indebtedness is to be determined.

        "Indebtedness" means any and all of the obligations of a corporation for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of a corporation as a liability as of the date of which Indebtedness is to be determined.

        "Lien" means any mortgage, pledge, security interest or other lien or encumbrance.

        "Net Tangible Assets" means the total amount of assets of a corporation, both real and personal, less the sum of:

  •
  all reserves for depletion, depreciation, obsolescence and/or amortization of such corporation's property as shown by the books of such corporation, other than general contingency reserves, reserves representing mere appropriations of surplus and reserves to the extent related to intangible assets which are excluded in calculating Net Tangible Assets; and

  •
  all indebtedness and other current liabilities of such corporation other than Funded Indebtedness, deferred income taxes, reserves which have been deducted pursuant to the above bullet point, general contingency reserves and reserves representing mere appropriations of surplus and liabilities to the extent related to intangible assets which are excluded in calculating Net Tangible Assets.

        The definition of Net Tangible Assets excludes licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense and other like intangibles, treasury stock and unamortized discount and expense.

        "Principal Property" means, as of any date, any building structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by us or any Consolidated Subsidiary, and in each case the net book value of which as of such date exceeds 2% of Consolidated Net Tangible Assets as shown on the audited consolidated balance sheet contained in the latest annual report to our stockholders, other than any such land, building, structure or other facility or portion thereof which, in the opinion of our board of directors, is not of material importance to the business conducted by us and our Consolidated Subsidiaries, considered as one enterprise.

        "Sale and Lease-Back Transactions" means any arrangement with any person providing for the leasing by us or a Consolidated Subsidiary of any Principal Property that we or such Consolidated Subsidiaries have sold or transferred or are about to sell or transfer to such person. However, the definition does not include temporary leases for a term of not more than three years or transactions between us and a Consolidated Subsidiary.

  Limitation on Liens

        The senior debt indenture states that, unless the terms of any series of senior debt securities provide otherwise, we will not and we will not permit any Consolidated Subsidiary to issue, assume or guarantee any Indebtedness secured by a Lien upon or with respect to any Principal Property or on the capital stock of any Consolidated Subsidiary that owns any Principal Property unless:

  •
  we provide that the debt securities will be secured by such Lien equally and ratably with any and all other obligations and indebtedness secured thereby; or

  •
  the aggregate amount of

  •
  all of our Indebtedness and of our Consolidated Subsidiaries,

    •
    together with all Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time, with the exception of transactions which are not subject to the limitation described in "Limitation on Sale and Lease-Back Transactions" below, does not exceed 10% of our Consolidated Net Tangible Assets, as shown on the audited consolidated balance sheet contained in our latest annual report to our stockholders.

        This limitation on liens will not apply to:

  •
  any Lien existing on any Principal Property on October 8, 1990;

  •
  any Lien created by a Consolidated Subsidiary in our favor or in favor of any wholly-owned Consolidated Subsidiary;

  •
  any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary or at the time such corporation is merged or consolidated with or into us or a Consolidated Subsidiary;

  •
  any Lien on any asset which exists at the time of the acquisition of the asset and the Lien was not created in contemplation of the acquisition of the asset;

  •
  any Lien on any asset or improvement to an asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or improving such asset, if such Lien attaches to such asset concurrently with or within 180 days after its acquisition or improvement and the principal amount of the Indebtedness secured by any such Lien, together with all other Indebtedness secured by a Lien on such property, does not exceed the purchase price of such property or the cost of such improvement;

  •
  any Lien incurred in connection with pollution control, industrial revenue or any similar financing;

  •
  any refinancing, extension, renewal or replacement of any of the Liens described under the heading Limitations on Liens if the principal amount of the Indebtedness secured thereby is not increased and is not secured by any additional assets; or

  •
  any Liens arising in the ordinary course of our business or the business of any Consolidated Subsidiary that do not secure Indebtedness and do not in the aggregate materially detract from the value of our assets or the assets of such Consolidated Subsidiary, as the case may be, or materially impair the use thereof, in the operation of our business or the Consolidated Subsidiary's business.

  Limitation on Sale and Lease-Back Transactions

        The senior debt indenture states that, unless the terms of any series of senior debt securities provide otherwise, neither we nor any Consolidated Subsidiary may enter into any Sale and Lease-Back Transaction. Such limitation will not apply to any Sale and Lease-Back Transaction if:

  •
  the net proceeds to us or such Consolidated Subsidiary from the sale or transfer equals or exceeds the fair value, as determined by our board of directors, of the property so leased;

  •
  we or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased as described under the heading "Limitation on Liens" above; or

  •
  within 90 days of the effective date of any such Sale and Lease-Back Transaction, we apply an amount equal to the fair value, as determined by our board of directors, of the property so leased to the retirement of Funded Indebtedness, other than Funded Indebtedness we were otherwise obligated to repay within such 90-day period.

  Events of Default

        An "Event of Default" is defined under the indentures with respect to a series of debt securities as being:

  •
  our default in the payment of any installment of interest, when due, on any of the debt securities of such series and which default continues for a period of 30 days;

  •
  our default in the payment, when due, of the principal of any of the debt securities of such series, whether the default in payment is at maturity, upon redemption, by declaration or otherwise;

  •
  our default in the observance or performance of any other covenant or agreement contained in the indentures, other than a default in the performance of a covenant or warranty that is specifically dealt with elsewhere in the indenture, for a period of 90 days after written notice, as provided in the indentures;

  •
  the occurrence of certain events of bankruptcy, insolvency or reorganization; or

  •
  our failure to comply with any other covenant the noncompliance with which would specifically constitute an Event of Default with respect to debt securities of such series.

        If an Event of Default due to the default in payment of principal of, or interest on, any series of debt securities or due to the default in the performance of any covenants or agreements applicable to the debt securities of such series but not applicable to all then-outstanding debt securities, occurs and is continuing, either the applicable trustee or the holders of 25% in aggregate principal amount of the debt securities of such series may then declare the principal of all debt securities of such series and interest accrued thereon to be due and payable immediately. However, with respect to debt securities issued under the subordinated debt indenture, the payment of principal and interest on such debt securities of such series will remain subordinated to the extent provided in Article Thirteen of the subordinated debt indenture.

        If an Event of Default due to the default in the performance of any covenant or agreement in the indenture applicable to all then-outstanding debt securities or due to certain events of bankruptcy, insolvency and reorganization occurs and is continuing, either the applicable trustee or the holders of 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal of all debt securities and interest accrued thereon to be due and payable immediately. However, with respect to debt securities issued under the subordinated debt indenture, the payment of principal and interest on such debt securities of such series will remain subordinated to the extent provided in Article Thirteen of the subordinated debt indenture.

        Under certain circumstances, the holders of a majority in aggregate principal amount of debt securities of a series may rescind a declaration that the principal and accrued interest on a series of debt securities are due and payable immediately or waive a past default. However, such holders may not waive a continuing default in the payment of any principal of, or interest on, the debt securities other than any principal which becomes due solely as a result of such declaration.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustees, provided that such direction may not be in conflict with any rule of law or the indentures. Before proceeding to exercise any right or power under the indentures at the direction of such holders, the applicable trustee is entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by acting in compliance with any such direction.

        We furnish to the trustees annually a statement of certain of our officers to the effect that, to the best of their knowledge, we are not in default of the performance of the terms of the indentures or, if they have knowledge that we are in default, specifying the default.

        The indentures provide that no holder of debt securities of a series issued under the indentures may institute any action against us under the indentures, except actions for payment of overdue principal or interest, unless all of the following occurs:

  •
  the holder gives written notice to the applicable trustee of the continuing Event of Default;

  •
  the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the applicable trustee to pursue the remedy;

  •
  such holder or holders offer the applicable trustee indemnity satisfactory to the trustee against any costs, liability, or expense which may be incurred;

  •
  the applicable trustee does not comply with the request within 60 days after receiving the request and the offer of indemnity; and

  •
  during such 60 day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the applicable trustee a direction that is inconsistent with the request.

        The indentures require the trustees to give all of the holders of outstanding debt securities of any series, notice of any default by us with respect to that series, unless the default has been cured or waived. Except in the case of a default in the payment of principal of, and any premium, or interest on any outstanding debt securities of that series or in the payment of any sinking fund installment, the trustees are entitled to withhold such notice in the event the board of directors, the executive committee or a trust committee of directors or certain officers of the trustees in good faith determines that withholding such notice is in the interest of the holders of the outstanding debt securities of that series.

  Discharge and Defeasance

        The indentures will cease to be of further effect for debt securities of a series, except for certain obligations listed below, if:

  •
  we pay or cause to be paid the principal of and interest on all of the debt securities of such series as and when the same become due and payable;

  •
  all debt securities of such series previously authenticated and delivered are delivered by us to the trustees for cancellation; or

  •
  the debt securities of such series have become due and payable, or by their terms, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption; and

  •
  we irrevocably deposit in trust with the applicable trustee, cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (which through the payment of interest and principal thereof in accordance with their terms will provide sufficient cash) or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, to pay principal and interest on all debt securities of such series when due and payable and any mandatory sinking fund payments when due and payable and

  •
  we also pay or cause to be paid all other sums payable by us under the indenture with respect to the debt securities of such series.

        The trustees will execute documents acknowledging the satisfaction and discharge of the indentures with respect to the debt securities of such series upon our presentation to the applicable trustee of certain officers' certificates and counsel opinions as provided under the indentures.

        In addition to the discharge of the indentures as described above, we will be deemed to have paid and discharged the entire indebtedness on all debt securities of a series, except for certain obligations listed below, on the 121st day after the irrevocable deposit described below if:

  •
  we irrevocably deposit in trust with the applicable trustee solely for the benefit of the holders of the debt securities of such series, cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (which through the payment of interest and the principal thereof in accordance with their terms will provide sufficient cash) or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, to pay the principal and interest on all debt securities of such series when due and payable and any mandatory sinking fund payments when due and payable;

  •
  such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

  •
  we have delivered to the applicable trustee an officers' certificate or an opinion of counsel satisfactory to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

  •
  we have delivered to the applicable trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent for relating to the defeasance have been complied with and the opinion of counsel also states that such deposit does not violate applicable law.

        Our obligations under the indentures for debt securities discharged in the manner described in this section of the prospectus continue with respect to:

  •
  the rights of registration of transfer and exchange of debt securities of such series and our rights of optional redemption, if any;

  •
  the substitution of mutilated, defaced, destroyed, lost or stolen debt securities of such series;

  •
  the rights of holders of debt securities of such series to receive payments of principal and interest on the original stated due dates, but not upon acceleration, and the remaining rights of the holders to receive mandatory sinking funds payments, if any;

  •
  the rights and immunities of the trustees under the indentures;

  •
  the rights of the holders of the debt securities of such series with respect to the property deposited with the trustees payable to all or any of them; and

  •
  our obligation to maintain certain offices and agencies with respect to the debt securities of such series.

        In addition, with respect to the subordinated debt indenture, in order to be discharged:

  •
  there may be no event or condition described under "Subordination Provisions of the Subordinated Debt Indenture" above which would prevent us from making payments of principal of, and premium, if any, and interest on the subordinated debt securities issued under the subordinated debt indenture at the date of the irrevocable deposit referred to above or at any time during the period ending on the 121st day after such deposit date; and

  •
  we deliver to the trustee an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of senior indebtedness, and (2) after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally except that if a court were to rule under any such law in any case or proceeding that the trust refunds remained our property, then the trustee and the holders of the debt securities issued under the subordinated debt indenture would be entitled to certain rights as secured creditors in such trust funds.

  Modification of the Indentures

        The indentures provide that we may enter into supplemental indentures with the applicable trustee without the consent of the holders of debt securities to:

  •
  secure any debt securities;

  •
  evidence the assumption by a successor corporation of our obligations;

  •
  add covenants for the protection of the holders of the debt securities;

  •
  cure any ambiguity or correct any inconsistency in the indentures;

  •
  establish the form or terms of debt securities of any series; and

  •
  evidence the acceptance of appointment by a successor trustee.

        The indentures also contain provisions permitting us and the trustees, with the consent of the holders of not less than a majority in principal amount of debt securities of all series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the indentures or modify in any manner the rights of the holders of the debt securities of each series so affected, provided that we and the trustees may not, without the consent of each holder affected thereby:

  •
  extend the final maturity of any debt security of such series;

  •
  reduce the principal amount of or interest on, any debt securities of such series;

  •
  reduce the amount payable upon redemption of any debt securities;

  •
  change the currency in which the principal amount (including any amount in respect of original issue discount) or interest payable on any debt securities of such series is payable;

  •
  reduce the amount of any debt securities of such series, which is an original issue discount security, payable upon acceleration or provable in bankruptcy;

  •
  alter certain provisions of the indentures relating to the debt securities of such series not denominated in U.S. dollars;

  •
  impair the right to institute suit for the enforcement of any payment on any debt securities of such series when due; or

  •
  reduce the above-stated percentage of outstanding debt securities of such series the consent of whose holders is necessary to modify or amend and to waive certain provisions of or defaults under the indenture.

        In addition, the subordinated debt indenture may not be amended to alter the subordination of any of the outstanding subordinated debt securities issued under the subordinated debt indenture without the written consent of each holder of senior indebtedness then outstanding that would be adversely affected.

  Consolidation, Merger, Conveyance or Transfer

        We may, without the consent of the trustees or the holders of debt securities, consolidate or merge with, or sell or convey, including by lease, all or substantially all of our assets to any other person, provided that any successor corporation or the person that acquires such assets by sale or conveyance is a corporation or entity organized under the laws of the United States of America or any state thereof and that such successor corporation or entity expressly assumes all of our obligations under the indentures and the debt securities and that certain other conditions are met. Following any such sale or conveyance, except in the case of a lease, we will be relieved of all obligations under the indentures and the debt securities.

  Applicable Law

        The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

  Concerning the Trustee

        The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. and The Chase Manhattan Bank National Association), is the trustee under the senior debt indenture.

        The U.S. Bank National Association (as successor to First Trust National Association) is the trustee under the subordinated debt indenture.

        The Bank of New York Mellon and U.S. Bank National Association are among a number of banks with which we and our subsidiaries maintain ordinary banking relationships and with which we and our subsidiaries maintain credit facilities.

  Global Securities

        We may issue the debt securities of any series in the form of one or more fully registered global debt securities, referred to in this prospectus as a "global security." The global securities will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for debt securities in definitive registered form, the global securities may not be transferred except as a whole:

  •
  by the depositary to a nominee of the depositary;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

        The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary of such global security ("participants") or persons that may hold interests through participants. Upon issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interest in such global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interest in global securities.

        So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of all securities represented by such global security for all purposes under the indentures. Except as set forth below, owners of beneficial interests in a global security:

  •
  will not be entitled to have the securities represented by such global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of such securities in definitive form; and

  •
  will not be considered the owners or holders thereof under the indentures.

        Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedure of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or to take any action which a holder is entitled to give or take under the indentures, the depositary for such global security would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. Neither we, the trustees or any paying agent for such debt securities will have any responsibility or liability for any aspect of the records to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interest in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form registered in "street names," and will be the responsibility of such participants.

        If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within ninety days or an Event of Default has occurred and is continuing with respect to such debt securities, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in such event, we will issue debt securities of such series in definitive form in exchange for the global securities or securities representing such debt securities.

        Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in global securities representing such debt securities may, on terms acceptable to us and the depositary for such global securities, receive such debt securities in definitive form. In any such instance, an owner of a beneficial interest in such global security will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only without coupons.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States:

  •
  through underwriters or dealers;

  •
  directly to purchasers;

  •
  in a rights offering;

  •
  in "at-the-market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

  •
  through agents; or

  •
  through a combination of any of these methods.

        The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

  Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

  Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

  Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

  Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

  General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

 LEGAL MATTERS

        Unless otherwise indicated in the prospectus supplement, certain legal matters with respect to the validity of the securities will be passed upon for us by Jones Day.

EXPERTS

        The consolidated financial statements and the financial statement schedule of ConAgra Foods, Inc. and its subsidiaries as of May 29, 2011 and May 30, 2010 and for each of the years in the three-year period ended May 29, 2011 and management's annual report on internal control over financial reporting as of May 29, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

$                        % Senior Notes due 2016
$                        % Senior Notes due 2018
$                        % Senior Notes due 2023
$                        % Senior Notes due 2043

P R O S P E C T U S    S U P P L E M E N T

Joint Book-Running Managers (2016 Notes)

RBS
BofA Merrill Lynch
J.P. Morgan
US Bancorp

Joint Book-Running Managers (2018 Notes)

Wells Fargo Securities
J.P. Morgan
BofA Merrill Lynch
BNP Paribas

Joint Book-Running Managers (2023 Notes)

BofA Merrill Lynch
J.P. Morgan
Wells Fargo Securities
Mitsubishi UFJ Securities

Joint Book-Running Managers (2043 Notes)

J.P. Morgan
BofA Merrill Lynch
Mitsubishi UFJ Securities
Mizuho Securities

January     , 2013